                                                                    Exhibit 10.7


                                CREDIT AGREEMENT


                                  by and among


                             HEALTH CARE REIT, INC.,
                            AND CERTAIN SUBSIDIARIES
                                  as Borrowers,


                                   BANK UNITED
                             as Agent and as Lender

                                       and

                   THE LENDERS PARTY HERETO FROM TIME TO TIME


                                February 24, 1999

                                TABLE OF CONTENTS

                                                                                                               Page
                         ARTICLE I Definitions and Terms


1.1.         Definitions..........................................................................................2
1.2.         Rules of Interpretation.............................................................................28


                        ARTICLE II The Credit Facilities


2.1.         Revolving Loans.....................................................................................31
2.2.         Use of Proceeds.....................................................................................35
2.3.         Notes...............................................................................................35
2.4.         Designation of Borrowing Subsidiaries...............................................................35


            ARTICLE III LIBOR Funding, Fees, and Payment Conventions


3.1.         Interest Rate Options...............................................................................37
3.2.         Conversions and Elections of Subsequent Interest Periods............................................37
3.3.         Payment of Interest.................................................................................38
3.4.         Prepayments of LIBOR Rate Loans.....................................................................38
3.5.         Manner of Payment...................................................................................38
3.6.         Fees................................................................................................39
3.7.         Pro Rata Payments...................................................................................39
3.8.         Computation of Rates and Fees.......................................................................39
3.9.         Deficiency Advances; Failure to Purchase Participations.............................................39


                               ARTICLE IV Security


4.1.         Security............................................................................................41
4.2.         Further Assurances..................................................................................41
4.3.         Information Regarding Collateral....................................................................41
4.4.         Security Agreements and Assignment Agreements.......................................................41
4.5.         Mortgages...........................................................................................42
4.6.         Release of Liens....................................................................................42


                                       ii
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
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                        ARTICLE V Change in Circumstances


5.1.         Additional Costs; Capital Requirements..............................................................43
5.2.         Limitation on Types of Loans........................................................................44
5.3.         Illegality..........................................................................................45
5.4.         Certain Conversions.................................................................................45
5.5.         Compensation........................................................................................45
5.6.         Taxes...............................................................................................46
5.7.         Delivery of Tax Forms...............................................................................46


                      ARTICLE VI Conditions to Making Loans


6.1.         Conditions of Initial Advance.......................................................................48
6.2.         Conditions of Loans.................................................................................50


                   ARTICLE VII Representations and Warranties


7.1.         Organization........................................................................................53
7.2.         Power, Authority, Consents..........................................................................53
7.3.         No Violation of Law or Agreements...................................................................53
7.4.         Due Execution, Validity and Enforceability..........................................................54
7.5.         Solvency............................................................................................54
7.6.         Subsidiaries and Stockholders.......................................................................54
7.7.         Title to Properties.................................................................................54
7.8.         Judgments, Actions, Proceedings.....................................................................54
7.9.         No Defaults; Compliance With Laws...................................................................55
7.10.        Burdensome Documents................................................................................55
7.11.        Financial Statements; Projections...................................................................55
7.12.        Tax Returns.........................................................................................56
7.13.        Intangible Assets...................................................................................56
7.14.        Regulation U........................................................................................56
7.15.        Name Changes, Mergers, Acquisitions.................................................................56
7.16.        Full Disclosure.....................................................................................56
7.17.        Licenses and Approvals..............................................................................57
7.18.        ERISA...............................................................................................57
7.19.        No Default..........................................................................................57
7.20.        Environmental Laws..................................................................................57
7.21.        Year 2000 Compliance................................................................................58
7.22.        REIT Status.........................................................................................58


                                      iii
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                       ARTICLE VIII Affirmative Covenants


8.1.         Financial Reports, Etc..............................................................................59
8.2.         Books and Records...................................................................................62
8.3.         Inspections and Audits..............................................................................62
8.4.         Maintenance and Repairs.............................................................................63
8.5.         Continuance of Business.............................................................................63
8.6.         Copies of Corporate Documents.......................................................................63
8.7.         Perform Obligations.................................................................................63
8.8.         Notice of Litigation................................................................................63
8.9.         Insurance...........................................................................................63
8.10.        Notice of Certain Events............................................................................64
8.11.        Comply With ERISA...................................................................................64
8.12.        Environmental Compliance............................................................................64
8.13.        INDEMNIFICATION.....................................................................................65
8.14.        Maintenance of REIT Status..........................................................................65
8.15.        Long-Term Care Facilities...........................................................................65
8.16.        Behavioral Care Facilities..........................................................................65
8.17.        Operator Concentration..............................................................................65
8.18.        Year 2000 Compliance................................................................................65
8.19.        Governmental Licenses...............................................................................65
8.20.        Further Assurances..................................................................................66
8.21.        Fleet Agreement Amendment...........................................................................66


                          ARTICLE IX Negative Covenants


9.1.         Financial Covenants.................................................................................67
             (a) Leverage Ratio..................................................................................67
             (b) Tangible Net Worth..............................................................................67
             (c) Interest Coverage...............................................................................67
             (d) HCN's Fixed Coverage Ratio......................................................................67
9.2.         Indebtedness........................................................................................67
9.3.         Liens...............................................................................................68
9.4.         Guaranties..........................................................................................68
9.5.         Mergers and Acquisitions............................................................................69
9.6.         Distributions.......................................................................................69
9.7.         Changes in Structure................................................................................69
9.8.         Disposition of Assets...............................................................................69


                                       iv
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
9.9.         Investments.........................................................................................70
9.10.        Fiscal Year.........................................................................................71
9.11.        ERISA Obligations...................................................................................71
9.12.        Capital Expenditures................................................................................71
9.13.        Rental Obligations..................................................................................71
9.14.        Use of Cash.........................................................................................71
9.15.        Transactions With Affiliates........................................................................71
9.16.        Hazardous Material..................................................................................72
9.17.        Construction Investments............................................................................72
9.18.        Consent to Leasehold Transfers......................................................................72
9.19.        Amendment; Default of Material Contract.............................................................73


                  ARTICLE X Events of Default and Acceleration


10.1.        Events of Default...................................................................................74
10.2.        Agent to Act........................................................................................77
10.3.        Cumulative Rights...................................................................................78
10.4.        No Waiver...........................................................................................78
10.5.        Allocation of Proceeds..............................................................................78


                              ARTICLE XI The Agent


11.1.        Appointment, Powers, and Immunities.................................................................80
11.2.        Reliance by Agent...................................................................................80
11.3.        Defaults............................................................................................81
11.4.        Rights as Lender....................................................................................81
11.5.        Indemnification.....................................................................................81
11.6.        Non-Reliance on Agent and Other Lenders.............................................................82
11.7.        Resignation of Agent................................................................................82
11.8.        Sharing of Payments, etc............................................................................82


                            ARTICLE XII Miscellaneous


12.1.        Assignments and Participations......................................................................84
12.2.        Notices.............................................................................................85
12.3.        Right of Set-off; Adjustments.......................................................................87
12.4.        Survival............................................................................................88
12.5.        Expenses............................................................................................88
12.6.        Amendments and Waivers..............................................................................88


                                       v
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12.7.        Counterparts........................................................................................89
12.8.        Termination.........................................................................................89
12.9.        INDEMNIFICATION; LIMITATION OF LIABILITY............................................................89
12.10.       Severability........................................................................................90
12.11.       ENTIRE AGREEMENT....................................................................................91
12.12.       Agreement Controls..................................................................................91
12.13.       Usury Savings Clause................................................................................91
12.14.       Payments............................................................................................91
12.15.       GOVERNING LAW; WAIVER OF JURY TRIAL.................................................................92


                             EXHIBITS AND SCHEDULES

EXHIBIT A       Applicable Commitment Percentages...............................................................A-1
EXHIBIT B       Form of Assignment and Acceptance...............................................................B-1
EXHIBIT C       Form of Notice of Appointment (or Revocation) of
                 Authorized Representative......................................................................C-1
EXHIBIT D       Form of Borrowing Notice........................................................................D-1
EXHIBIT E       Form of Interest Rate Selection Notice..........................................................E-1
EXHIBIT F       Form of Note....................................................................................F-1
EXHIBIT G       Form of Opinion of Borrower's Counsel...........................................................G-1
EXHIBIT H       Form of Compliance Certificate..................................................................H-1
EXHIBIT I       Form of Security Agreement......................................................................I-1
EXHIBIT J       Form of Assumption Letter.......................................................................J-1
EXHIBIT K       Form of Borrowing Base Certificate..............................................................K-1
EXHIBIT L-1     Form of Eligible Project Certificate: Construction Project....................................L-1-1
EXHIBIT L-2     Form of Eligible Project Certificate: Lease-Up Project........................................L-2-1
EXHIBIT L-3     Form of Eligible Project Certificate: Stabilized Project......................................L-3-1
EXHIBIT M       Form of Borrowing Base Adjustment Certificate...................................................M-1
EXHIBIT N       Form of Borrowing Base Covenant Certificate.....................................................N-1
EXHIBIT O       Form of Assignment Agreement....................................................................O-1
EXHIBIT P       Form of Mortgage................................................................................P-1
EXHIBIT Q       Form of Assignment of Leases....................................................................Q-1

Schedule 1.1    Borrowing Subsidiaries..........................................................................S-1
Schedule 4.3    Information Regarding Collateral................................................................S-2
Schedule 7.1    Jurisdictions...................................................................................S-3
Schedule 7.2    Required Consents and Waivers...................................................................S-4
Schedule 7.6    Subsidiaries and Investments in Other Persons...................................................S-5
Schedule 7.8    Judgments, Actions and Proceedings..............................................................S-6
Schedule 7.9    No Defaults ....................................................................................S-7
Schedule 7.10   Burdensome Documents............................................................................S-8
Schedule 7.15   Name Changes, Mergers & Acquisitions............................................................S-9
Schedule 7.18   ERISA Matters..................................................................................S-10
Schedule 7.20   Environmental Matters..........................................................................S-11


                                       vi
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
Schedule 9.2  Indebtedness ....................................................................................S-12
Schedule 9.3  Liens ...........................................................................................S-13
Schedule 9.12 Capital Expenditures.............................................................................S-14

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of February 24, 1999 (the "Agreement"), is made by and among HEALTH CARE REIT, INC., a Delaware corporation having its principal place of business in Toledo, Ohio ("HCN"), and such Subsidiaries of HCN designated as Borrowers herein or pursuant to Section 2.4 and any Assumption Letter (HCN and such Subsidiaries individually a "Borrower" and being collectively called the "Borrowers"), BANK UNITED, a federal savings bank organized and existing under the laws of the United States ("Bank United"), in its capacity as a Lender, and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 12.1 (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"), and BANK UNITED, a federal savings bank organized and existing under the laws of the United States, in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of
Section 11.7, the "Agent");

                              W I T N E S S E T H:

         WHEREAS, the Borrowers have requested that the Lenders make available to the Borrower a revolving credit facility of up to $75,000,000, the proceeds of which are to be used for general corporate purposes; and

         WHEREAS, the Lenders are willing to make such revolving credit facility available to the Borrowers upon the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrowers, the Lenders and the Agent hereby agree as follows, intending to be legally bound hereby:

                                    ARTICLE I

                              Definitions and Terms

         1.1. Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

                  "Advance" means a borrowing under the Revolving Credit Facility consisting of a Loan.

                  "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with any Borrower; or (ii) which beneficially owns or holds 10% or more of any class of the outstanding voting stock of any Borrower; or 10% or more of any class of the outstanding voting stock of which is beneficially owned or held by any Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

                  "Agent" means Bank United as agent for the Lenders and any successor agent appointed hereunder and, until such time as there is more than one Lender, shall mean Bank United as a Lender.

                  "Aggregate Borrowing Base Covenant Default" means the failure of Projects with Project Borrowing Bases representing more than fifteen percent (15%) of the Borrowing Base to comply with the Borrowing Base Covenants; provided, however, that for the purposes of this definition of "Aggregate Borrowing Base Covenant Default" only, the Project Borrowing Base of any Project not in compliance with the Borrowing Base Covenants shall be computed without regard to any Borrowing Base Adjustment resulting from such non-compliance.

                  "Aggregate Debt Service Coverage Ratio" means, with respect to all Stabilized Projects as of the date of determination thereof, the ratio of (i) Aggregate Stabilized Project NOI for such period to (ii) Aggregate Stabilized Project Debt Service for such period.

                  "Aggregate Stabilized Project Debt Service" means, as of the date of determination thereof, the sum of the Project Debt Service for all Eligible Stabilized Projects.

                  "Aggregate Stabilized Project NOI" means, as of the date of determination thereof, the sum of the Project NOI for all Eligible Stabilized Projects.

                  "Applicable Commitment Percentage" means, for each Lender at any time, a fraction, with respect to the Revolving Credit Facility, the numerator of which shall be such Lender's Revolving Credit Commitment and the denominator of which shall be the lesser of (a) the Maximum Available Amount and (b) the Total Revolving Credit Commitment, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in Exhibit A; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 12.1.

                  "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrowers by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

                  "Applicable Period" means, with respect to each Project and each Project Debt Service Ratio:

                           (i) as of the last day of each fiscal quarter of HCN,
                  the immediately prior one fiscal quarter of HCN until such time as the Project Debt Service Ratio for such one fiscal quarter period is not less than 1.25 to 1.00;

                           (ii) as of the last day of the next succeeding fiscal
                  quarter of HCN following satisfaction of the Project Debt Service Ratio of 1.25 to 1.00 requirement as set forth in (i) above, the immediately prior two fiscal quarters of HCN;

                           (iii) as of the last day of the next succeeding
                  fiscal quarter, the immediately prior three fiscal quarters of HCN, so long as the Project Debt Service Ratio with respect to such Project was not less than 1.25 to 1.00 as of the date set forth in (ii) above; and

                           (iv) as of the last day of the next succeeding fiscal
                  quarter and thereafter, the immediately preceding Four-Quarter Period of HCN.

                  "Appraisal" means an appraisal providing an assessment of the fair market value of a Property (whether appraised on a stand-alone basis or "in bulk" together with similar Properties) which is independently and impartially prepared by an MAI appraiser having substantial experience in the appraisal of health care facilities and conforming to Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation.

                  "Appraised Value" means, with respect to any Project, the value of such Project reflected in the most recent Appraisal prepared with respect to such Project.

                  "Assessment Rate" means, at any time, the rate (rounded upwards, if necessary, to the nearest 1/100 of one percent) then charged by the Federal Deposit Insurance Corporation (or any successor) to the Reference Bank for deposit insurance for Dollar time deposits with the Reference Bank at the Principal Office as determined by the Reference Bank.

                  "Assignment Agreement" means, collectively (or individually as the context may indicate), (i) each Assignment of Loan Documents and Security Agreement dated as of the date hereof by a Borrower to the Agent, and (ii) any additional Assignment of Loan Documents and Security Agreement delivered to the Agent in connection with the execution by a Borrowing Subsidiary of an Assumption Letter or the addition of a Project to the Borrowing Base as an Eligible Project, as hereafter modified, amended or supplemented from time to time, in the form of Exhibit O.

                  "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 12.1.

                  "Assignment of Leases" means, collectively (or individually as the context may indicate), (i) each Assignment of Leases and Lease Guaranties dated as of the date hereof by a Borrower to the Agent, and (ii) any additional Assignment of Leases and Lease Guaranties delivered to the Agent in connection with the execution by a Borrowing Subsidiary of an Assumption Letter or the addition of a Project to the Borrowing Base as an Eligible Project, as hereafter modified, amended or supplemented from time to time, in the form of Exhibit Q.

                  "Authorized Representative" means, with respect to the Borrowers, the officers of the Borrowers who have been authorized by the Board of Directors of HCN (or the appropriate committee thereof) to execute any and all documents related to this transaction, including but not limited to the President, Vice President, Chief Financial Officer, and Secretary of HCN, or any other Person expressly designated by the Board of Directors of HCN (or the appropriate committee thereof) as an Authorized Representative of the Borrowers, as set forth from time to time in a certificate in the form of Exhibit C.

                  "Balloon Payments" means, as of any date as of which the amount thereof shall be determined, with respect to HCN on a consolidated basis, an amount equal to (x) its aggregate obligation to make payments of principal in respect of Indebtedness having a maturity during the immediately succeeding six (6) month period, less (y) the sum of Cash and the total unused availability under this Agreement; provided, however, any Indebtedness with respect to which HCN (or any of its Subsidiaries) has received a commitment for the renewal or other refinancing of such Indebtedness shall not be included in the computation of Balloon Payments and provided, further, if the calculation of the amount of Balloon Payments results in a negative number, then the amount thereof shall be deemed to be zero (0).

                  "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

                  "Borrowers' Accounts" means a demand deposit account of the Borrowers or any successor account with the Agent, which may be maintained at one or more offices of the Agent or an agent of the Agent.

                  "Borrowing Base" means, at any date of determination thereof, the sum of the Project Borrowing Bases at such date of all Eligible Projects, adjusted as herein provided.

                  "Borrowing Base Adjustment" means the amount of adjustment to a Project Borrowing Base resulting from the occurrence of a Borrowing Base Adjustment Event, as specified in the definition of Borrowing Base Adjustment Event.

                  "Borrowing Base Adjustment Certificate" means a certificate in the form of Exhibit M hereto.

                  "Borrowing Base Adjustment Event" means the occurrence of any of the following events or conditions with respect to any Eligible Project, each of which occurrences shall result in the adjustment to the affected Project Borrowing Base, or the Borrowing Base, as applicable, set forth opposite such event or condition:

Borrowing Base Adjustment Event                               Effect on Project Borrowing Base
Change in Project Classification                              Change in the method of computation of the Project Borrowing
                                                              Base as provided in the definition of Project
                                                              Borrowing Base, upon delivery to the Agent of an
                                                              Eligible Project Certificate demonstrating
                                                              satisfaction of the conditions for such change in
                                                              Project Classification.

Occurrence of a Project Credit Event                          Reduction of Project Borrowing Base to $0.

Occurrence of a Project Impairment Event                      Reduction of Project Borrowing Base to an amount determined by the Agent after consultation with HCN to provide
                                                              approximately the same advance rate in respect of
                                                              the Eligible Project after giving effect to any
                                                              diminution in value, utility, marketability, or
                                                              creditworthiness resulting from such event.

Project's continuation as part of the Borrowing
Base for a period in excess of 60 months                      Reduction of Project Borrowing Base to $0 and removal from the Borrowing Base.

Failure to meet a Borrowing Base Covenant
applicable to such Project for a period of three
months                                                        Reduction of Project Borrowing Base by 20%.

Failure to meet a Borrowing Base Covenant
applicable to such Project for a period of six
months                                                        Reduction of Project Borrowing Base by 100%.

The Aggregate Debt Service Coverage Ratio
is less than 1.25 to 1.00 for a period of three
months                                                        Reduction of Project Borrowing Base of all Stabilized
                                                              Projects included in the Borrowing Base by 20%.

The Aggregate Debt Service Coverage Ratio
is less than 1.25 to 1.00 for a period of six
months                                                        Reduction of Project Borrowing Base of all Stabilized
                                                              Projects included in the Borrowing Base by 100%.

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
Full remedy of a prior failure to meet a
Borrowing Base Covenant applicable to such
Project that resulted in a prior reduction
of the related Project Borrowing Base                         Increase of Project Borrowing Base by amount of prior
                                                              reduction (restoration to original amount
                                                              appropriate to the current Project Classification).

Disposition of Project                                        Reduction of Project Borrowing Base by 100% and
                                                              removal of such Project from the Borrowing
                                                              Base

Release of Project from Liens of the Security
Instruments                                                   Reduction of Project Borrowing Base to $0 and
                                                              removal from the Borrowing Base.

Removal of Project from the Borrowing Base                    Reduction of Project Borrowing Base to $0 and removal from the
                                                              Borrowing Base.

Addition of New Eligible Project
to the Borrowing Base                                         Inclusion of the Project Borrowing Base for such Project in the Borrowing Base at the appropriate Project
                                                              Classification and recalculation of the Borrowing
                                                              Base.

Continuance of an Aggregate Borrowing Base
Covenant Default for a period of three months                 Reduction of Borrowing Base by 20%.

Continuance of an Aggregate Borrowing Base
Covenant Default for a period of six months                   Reduction of Borrowing Base by 100%.



                  "Borrowing Base Certificate" means a certificate in the form of Exhibit K hereto.

                  "Borrowing Base Covenants" means:

                           (i) with respect to each Project, such Project has
                  not continued as part of the Borrowing Base for a period in excess of sixty (60) months;

                           (ii) with respect to each Construction Project, the
                  period of construction for such Construction Project has not extended more than 90 days beyond the original construction schedule furnished to the Agent;

                           (iii) with respect to each Lease-Up Project, the
                  deadline originally established by HCN (and approved by the Agent) for such Lease-Up Project to meet the Project Debt Service Coverage Ratio has not expired by more than 90 days without compliance with such ratio;

                           (iv) with respect to each Stabilized Project, such
                  Stabilized Project has a Project Debt Service Coverage Ratio for the Applicable Period of not less than 1.25 to 1.00.

                  "Borrowing Base Covenant Certificate" means a certificate in the form of Exhibit N hereto.

                  "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility, in the form of Exhibit D.

                  "Borrowing Subsidiary" means each of those Subsidiaries listed on Schedule 1.1 as a Borrower under the Revolving Credit Facility and such other Subsidiaries of HCN that are so designated pursuant to
         Section 2.4 hereof; provided, however, that only Subsidiaries that are wholly-owned direct or indirect Subsidiaries of HCN may be Borrowing Subsidiaries.

                  "Business Day" means, any day which is not a Saturday, Sunday or a day on which banks in the State of Texas or Ohio are authorized or obligated by law, executive order or governmental decree to be closed.

                  "Capital Expenditures" means, for any period, the aggregate amount of all payments made or to be made during such period by any Person directly or indirectly for the purpose of acquiring, constructing or maintaining fixed assets, real property or equipment that, in accordance with GAAP, would be added as a debit to the fixed asset account of such Person, including, without limitation, all amounts paid or payable during such period with respect to Capitalized Lease Obligations and interest that are required to be capitalized in accordance with GAAP.

                  "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

                  "Cash" means, with respect to any Person, such Person's cash and cash equivalents, as defined in accordance with GAAP applied on a Consistent Basis.

                  "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq.

                  "Closing Date" means the date as of which this Agreement is executed by the Borrowers, the Lenders and the Agent and on which the conditions set forth in Section 6.1 have been satisfied.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

                  "Collateral" means, collectively, all Project Collateral and any other property of any Borrower, any Subsidiary or any other Person in which the Agent and the Lenders, or any of them, is granted a Lien under any Security Instrument for all or any portion of the Obligations.

                  "Compliance Certificate" means a certificate of an Authorized Representative demonstrating compliance with the covenants contained in Sections 9.1, 9.2(c), 9.2(f) and 9.12 as of the date of such certificate, substantially in the form of Exhibit H.

                  "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of HCN referred to in Section 7.11(a).

                  "Construction Investments" means financing extended by HCN with respect to a Project which is under construction, has not received a certificate of occupancy and the Borrower(s) conditions for conversion to permanent financing for the Project have not been satisfied.

                  "Construction Project" means a Project which is under construction without material delay, deviation from the applicable plans and specifications, or cost overrun, unless otherwise authorized by HCN, with notice to the Agent.

                  "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation (each a "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire any such primary obligation or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor in respect of any such primary obligation or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of such primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor thereof to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

                  "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 3.2 hereof of a LIBOR Rate Loan as a LIBOR Rate Loan from one Interest Period to the next Interest Period.

                  "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with HCN, are treated as a single employer under Section 414(b), 414(c) or 414(m) of the Code and Section 4001(a)(2) of ERISA.

                  "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 3.2 of one Type of Loan into another Type of Loan.

                  "Credit Parties" means, collectively, all Borrowers and each other Person providing Collateral pursuant to any Security Instrument.

                  "Credit Support Provider" means, with respect to any Project, any Person executing any guaranty, letter of credit or other credit support document with respect to the obligations of any Operator or any Affiliate of an Operator pertaining to the construction, development or operation of such Project, including without limitation any obligation of such Operator or Affiliate arising under an Operating Lease, loan agreement, management agreement, construction agreement, operating agreement or other similar document.

                  "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

                  "Default Rate" means (i) with respect to each LIBOR Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the LIBOR Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Prime Rate, (ii) with respect to Prime Rate Loans and fees, at a rate of interest per annum which shall be two percent (2%) above the Prime Rate, and (iii) in any case, the maximum rate permitted by applicable law, if lower.

                  "Developer" means, with respect to any Project, the Person responsible for the development and construction of such Project.

                  "Disposition" means the sale, lease, conveyance, transfer or other disposition of any Project (whether in one or a series of transactions), including accounts and notes receivable (with or without recourse) and sale-leaseback transactions.

                  "Disposition Net Proceeds" means, with respect to any Disposition, the proceeds in Cash received by any of the Borrowers upon or simultaneously with such Disposition, net of (i) direct costs of such Disposition, (ii) any taxes paid or payable by the recipient of such proceeds, and (iii) amounts required to be applied to repay any Indebtedness secured by a lien on the asset which is the subject of the Disposition.

                  "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

                  "EBITDA" means, for any period, with respect to HCN on a consolidated basis, determined in accordance with GAAP applied on a Consistent Basis, the sum of net income (or net loss) for such period plus, the sum of all amounts treated as expenses for: (a) interest, (b) depreciation, (c) amortization, and (d) all accrued-taxes on or measured by income to the extent included in the determination of such net income (or net loss); provided, however, that net income (or net loss) shall be computed without giving effect to extraordinary losses or gains.

                  "EBITDAR" means, for any period of computation thereof, with respect to any Project, pre-tax net income plus Operator Interest Expense, Mortgage Expense (but excluding therefrom any amounts relating to principal), Lease Rental Expense, depreciation, amortization and management fees as reported by the Operator less an imputed management fee equal to five percent (5%) of the Project's net revenues; provided, however, that net income (or net loss) shall be computed without giving effect to extraordinary losses or gains.

                  "Eligible Assignee" means (i) a Lender, (ii) an affiliate of a Lender, and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 12.1, HCN, such approval not to be unreasonably withheld or delayed by HCN and such approval to be deemed given by HCN (in the absence of notice to the contrary, effective upon receipt) within two Business Days after notice of such proposed assignment has been provided by the assigning Lender to HCN; provided, however, that neither HCN nor an Affiliate of HCN shall qualify as an Eligible Assignee.

                  "Eligible Construction Project" means a Construction Project with respect to which (i) all conditions precedent to inclusion in the Borrowing Base as a Construction Project have been satisfied, and (ii) an Eligible Project Certificate has been executed by the Borrowers and delivered to the Agent, together with all related documents required to be delivered to the Agent as therein or herein specified.

                  "Eligible Lease-Up Project" means a Lease-Up Project with respect to which (i) all conditions precedent to inclusion in the Borrowing Base as a Lease-Up Project have been satisfied, and (ii) an Eligible Project Certificate has been executed by the Borrowers and delivered to the Agent, together with all related documents required to be delivered to the Agent as therein or herein specified.

                  "Eligible Project" means any of an Eligible Construction Project, an Eligible Lease-Up Project or an Eligible Stabilized Project.

                  "Eligible Project Certificate" means a certificate in the form of (i) Exhibit L-1 hereto, with respect to any Construction Project,
         (ii) Exhibit L-2 hereto, with respect to any Lease-Up Project, and
         (iii) Exhibit L-3 hereto, with respect to any Stabilized Project.

                  "Eligible Stabilized Project" means a Stabilized Project with respect to which (i) all conditions precedent to inclusion in the Borrowing Base as a Stabilized Project have been satisfied, and (ii) an Eligible Project Certificate has been executed by the Borrowers and delivered to the Agent, together with all related documents required to be delivered to the Agent as therein or herein specified.

                  "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which is subject to ERISA and (a) is maintained for employees of HCN or any other member of the Controlled Group, or (b) with respect to which any Credit Party has any liability.

                  "Environmental Laws and Regulations" means all federal, state and local environmental laws, regulations, ordinances, orders, judgments and decrees applicable to the Borrowers or any other Credit Party, or any of their respective assets or properties.

                  "Environmental Liability" means any liability under any applicable Environmental Laws and Regulations for any disposal, release or threatened release of a hazardous substance pollutant or contaminant as those terms are defined under CERCLA, and any liability which would require a removal, remedial or response action, as those terms are defined under CERCLA, by any person or by any environmental regulatory body having jurisdiction over HCN or any of its Subsidiaries and/or any liability arising under any Environmental Laws and Regulations for HCN's or any Subsidiary's failure to comply with such laws and regulations, including without limitation, the failure to comply with or obtain any applicable environmental permit.

                  "Environmental Proceeding" means any judgment, action, proceeding or investigation pending before any court or governmental authority, with respect to HCN or any Subsidiary and arising under or relating to any Environmental Laws and Regulations.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

                  "ERISA Affiliate" means, as applied to any Credit Party, any corporation, person or trade or business which is a member of a group which is under common control with any Credit Party, who together with any Credit Party, is treated as a single employer within the meaning of
         Section 414(b) - (o) of the Code and, if applicable, Section 4001 (a)
         (14) and (b) of ERISA.

                  "Event of Default" means any of the occurrences set forth as such in Section 10.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

                  "Facility Termination Date" means such date as all of the following shall have occurred: (a) the Borrowers shall have permanently terminated the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings, together with all accrued and unpaid interest thereon, (b) all Swap Agreements shall have been terminated, expired or cash collateralized, (c) all Revolving Credit Commitments shall have terminated or expired and (d) the Borrowers shall have fully, finally and irrevocably paid and satisfied in full all Obligations (other than Obligations consisting of continuing indemnities and other contingent Obligations of any Borrower that may be owing to the Lenders pursuant to the Loan Documents and expressly survive termination of this Agreement).

                  "Financial Statements" means the most recently dated of those financial statements described in Section 7.1(a) and Section 8.1 hereof.

                  "Fiscal Year" means the twelve month fiscal period of HCN and its Subsidiaries commencing on January 1 of each calendar year and ending on December 31 of each calendar year.

                  "Fixed Charge Coverage" means, with respect to any Project, the ratio of: (i) EBITDAR, to (ii) the sum of Operator Interest Expense (but excluding therefrom any Operator Interest Expense the payment of which is subordinated to the payment of Indebtedness owing to any of the Borrowers), Lease Rental Expense, Mortgage Expense and principal paid with respect to Indebtedness of Operators (other than Indebtedness relating to a Mortgage) which is not subordinated to the Borrowers; all of the foregoing calculated as at any date of determination thereof by reference to the immediately preceding four fiscal quarters and based upon the financial statements provided to HCN by each Operator for the immediately preceding four fiscal quarters of each Operator.

                  "Fleet Agreement" means the Loan Agreement dated as of March 28, 1997, by and among Health Care REIT, Inc. and certain Subsidiaries of Health Care REIT, Inc. as Borrowers, KeyBank National Association, as Administrative Agent and a lender, Fleet Bank, N.A., as Syndication Agent and a lender, and the lenders from time to time party thereto, as amended by that certain Amendment No. 1 to Loan Agreement dated as of October 1, 1998, and (unless the context indicates otherwise) as from time to time amended, restated or supplemented.

                  "Four-Quarter Period" means a period of four full consecutive fiscal quarters of HCN and its Subsidiaries, taken together as one accounting period.

                  "Funded Indebtedness" means, as of any date of determination thereof, all Indebtedness of any Person, determined in accordance with GAAP, which by its terms matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date which is renewable or extendable at the option of the obligor to a date more than one year from such date, including, in any event, the Loans.

                  "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public

         Accountants, or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

                  "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America.

                  "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

                  "Hazardous Materials" means any toxic chemical, hazardous substances, contaminants or pollutants, medical wastes, infectious wastes, or hazardous wastes.

                  "HCN" means Health Care REIT, Inc., a Delaware corporation with its principal place of business in Toledo, Ohio.

                  "HCN's Fixed Coverage Ratio" means, as at the last day of any fiscal quarter, with respect to the immediately preceding Four-Quarter Period ending on such date, the ratio of (x) EBITDA, to the sum of (y) Interest Expense, cash dividends and Balloon Payments.

                  "Healthcare Assets" means, as of any date as of which the amount thereof is to be determined, the aggregate amount equal to the sum of:

                  (i) the lesser of the Appraised Value or purchase price of each Project owned entirely by a Borrower and leased to an Operator; plus

                  (ii) the lesser of the Appraised Value of any Project encumbered by a mortgage in favor of a Borrower or the outstanding principal amount of the mortgage in favor of a Borrower which encumbers any such Project.

                  "Indebtedness" means, with respect to any Person, all: (a) liabilities or obligations, direct or contingent, which in accordance with GAAP applied on a Consistent Basis would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person at the date as of which Indebtedness is to be determined, including, without limitation, contingent liabilities that in accordance with such principles, would be set forth in a specific Dollar amount on the liability side of the balance sheet, and Capital Leases of such Person; (b) liabilities or obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance of keep in funds or other agreement having the effect of a guaranty) or otherwise; (c) liabilities or obligations secured by Liens on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it; and (d) liabilities or obligations of such Person, direct or contingent, with respect to letters of credit issued for the account of such Person and bankers acceptances created for such Person.

                  "Interest Coverage" means, as at the last day of any fiscal quarter, the quotient, expressed as a percentage (which may be in excess of 100%), determined by dividing EBITDA by Interest Expense; all of the foregoing calculated by reference to the immediately preceding Four-Quarter Period ending on such date of determination.

                  "Interest Expense" means, for any period, on a combined basis, the sum of all interest paid or payable (excluding unamortized debt issuance costs) on all items of Indebtedness of the Borrowers outstanding at any time during such period.

                  "Interest Period" means, for each LIBOR Rate Loan, a period commencing on the date such LIBOR Rate Loan is made or Converted or Continued and ending on the date one month thereafter as notified to the Agent by the Authorized Representative in accordance with the terms hereof; provided that,

                           (i) if an Interest Period for a LIBOR Rate Loan would
                  end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day); and

                          (ii) any Interest Period which begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any LIBOR Rate Loan or the Conversion of any LIBOR Rate Loan into a Prime Rate Loan or the Conversion of any Prime Rate Loan into a LIBOR Rate Loan, in the form of Exhibit E.

                  "Latest Balance Sheet" means the latest balance sheet included in the Financial Statements.

                  "Lease Project" means a Project owned entirely by a Borrower and leased to the Tenant of such Project.

                  "Lease-Up Project" means a Project with respect to which (i) construction has been completed, (ii) such Project has been opened without material delay, (iii) the Borrowers have delivered to the Agent certificates demonstrating that such Lease-Up Project has been completed in substantial compliance with the applicable plans and specifications furnished to the Borrowers, (iv) the Borrowers have received and have delivered to the Agent, within 60 days of the date of completion of such Project, evidence that final waivers of general contractor liens have been delivered, (v) the Borrowers and the Agent, as applicable, have received an updated title policy with respect to such Lease-Up Project within 60 days of the date of completion of such Project, (vi) requisite certificates of occupancy for such Lease-Up Project have been issued, and (vii) the licenses required for operation thereof have been obtained or are to be issued within ninety (90) days from the date of commencement of operations, or such Project is in compliance with all applicable regulations and requirements of any applicable Governmental Authority relating to the operation thereof.

                  "Lease Rental Expense" means, for any period and with respect to any Lease Project the total amount payable during such period by the lessee of such Project to any Borrower, including, without limitation,
         (a) base rent (as adjusted from time to time), plus (b) all incremental charges to which the Project is subject under the lease relating thereto.

                  "LIBOR Base Rate" means, with respect to any LIBOR Rate Loan, for any Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of one percent) quoted by the Reference Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two (2) LIBOR Business Days prior to the first day of such Interest Period as the rate at which the Reference Bank is offered Dollar deposits in the London interbank market where the LIBOR and foreign currency and exchange operations of the Reference Bank are customarily conducted, having a term of one (1) month and in an amount comparable to the principal amount of the LIBOR Rate Loan to be made by the Lenders to which such Interest Period relates.

                  "LIBOR Business Day" means a Business Day on which dealings in dollar deposits are carried out in the London interbank market.

                  "LIBOR Rate" means, with respect to any LIBOR Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of one percent (1%)) determined by the Agent to be equal to: (a) the LIBOR Base Rate for such Loan for such Interest Period, divided by (b) one (1) minus the Reserve Requirement for such Loan for such Interest Period, plus (c) two percent (2%) ; provided, however, that, for purposes of computing the interest payable on LIBOR Rate Loans, in no event shall the LIBOR Rate be deemed to be less than 7.00% per annum. The Agent shall use its best efforts to advise the Borrowers of the LIBOR Rate as soon as practicable after each change in the LIBOR Rate; provided, however, that the failure of the Agent so to advise the Borrowers on any one or more occasions shall not affect the rights of the Lenders or the Agent or the obligations of the Borrowers hereunder.

                  "LIBOR Rate Loan" means any Loan for which the rate of interest is determined by reference to the LIBOR Rate.

                  "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, HCN and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

                  "Loan" or "Loans" means any borrowing pursuant to an Advance under the Revolving Credit Facility consisting of a Prime Rate Loan or a LIBOR Rate Loan.

                  "Loan Agreement" means (collectively or individually, as the context may indicate), with respect to any Mortgage Project, the loan agreement or other agreement between the applicable Operator and the applicable Borrower, pursuant to which such Borrower is obligated to make advances of Project Costs and other amounts to such Operator.

                  "Loan Documents" means this Agreement, the Notes, the Security Instruments, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time.

                  "Long-Term Care Facilities" means health care facilities comprised of nursing facilities, assisted living facilities and retirement facilities or combinations thereof.

                  "Manager" means, with respect to any Project, the Person responsible for the day to day operations of such Project.

                  "Material Adverse Effect" means any fact or circumstance which
         (a) materially and adversely affects the business, operation, property or financial condition of the Borrowers taken as a whole, or (b) has a material adverse effect on the ability of the Borrowers to perform their respective Obligations.

                  "Maximum Available Amount" means (i) as of the Closing Date, $50,000,000, and (ii) at any time thereafter, the sum of $50,000,000 and (y) the aggregate amount of increases in the Maximum Available Amount theretofore expressly provided for at Bank United's sole option in assignments effected by Bank United of any portion of its Revolving Credit Commitment pursuant to Assignment and Acceptances in accordance with Section 12.1 at any time during which Bank United shall hold Revolving Notes in a stated amount in excess of $50,000,000; provided, however, that (a) the Maximum Available Amount shall at no time exceed the Total Revolving Credit Commitment, and (b) each such increase in the Maximum Available Amount shall be deemed to be a portion of Bank United's Revolving Credit

         Commitment assigned by it; provided, further, that nothing herein shall be deemed to require any assignment by Bank United to increase the Maximum Available Amount.

                  "Mortgage" means, collectively (or individually as the context may indicate), each Credit-Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement or similar mortgage instrument, and any collateral assignment of any of the above items, by any Borrower or any other Person granting a Lien for the benefit of the Agent and the Lenders now or hereafter entered into in connection with this Agreement to secure the Obligations, as from time to time further amended, supplemented or restated, in the form of Exhibit P.

                  "Mortgage Expense" means, for any period and with respect to any Mortgage Project, the total amount payable during such period by the mortgagor of such Project to any Borrower, including, without limitation, (a) interest and principal (as adjusted from time to time) plus (b) all incremental charges to which the Project is subject under the mortgage.

                  "Mortgage Project" means a Project encumbered by a mortgage on the real property of such Project by the Tenant of such Project as mortgagor in favor of a Borrower as the sole mortgagee.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Credit Party or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) years.

                  "Net Proceeds" means, with respect to any equity offering, cash payments received by any Borrower therefrom as and when received, net of all legal, accounting, banking and underwriting fees and expenses, commissions, discounts and other issuance expenses incurred in connection therewith and all taxes required to be paid or accrued as a consequence of such issuance.

                  "Notes" means, collectively, the promissory notes of Borrowers evidencing Loans executed and delivered to the Lenders as provided in
         Section 2.3 and in accordance with any Assumption Letter, substantially in the form of Exhibit F.

                  "Obligations" means the obligations, liabilities and Indebtedness of the Borrowers with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) all liabilities of any Borrower to any Lender, or any affiliate of a Lender, which arise under a Swap Agreement, and (iii) the payment and performance of all other obligations, liabilities and Indebtedness of any Borrower to the Lenders or the Agent hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

                  "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

                  "Operating Lease" means (collectively or individually, as the context may indicate), with respect to any Lease Project, the operating lease or other agreement between the applicable Operator and the applicable Borrower pursuant to which such Borrower is obligated to make advances of Project Costs and other amounts to such Operator or another Operator of such Lease Project, or any Operator of such Lease Project is obligated to make lease payments to such Borrower in connection with the construction or operation of such Project, or both.

                  "Operator Interest Expense" means, for any period of computation thereof, the sum of all interest on, and all amortization of debt discount and expenses on, all Indebtedness of an Operator outstanding at any time during such period but excluding any amounts which constitute Mortgage Expense.

                  "Operators" means, collectively (or individually as the context may indicate) with respect to any Project, the Tenant, Developer and Manager of such Project.

                  "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.

                  "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

                  "Plan" means, at any time, an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either: (a) maintained by HCN or any member of the Controlled Group for employees of HCN, or by HCN for any other member of such Controlled Group, or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which HCN or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

                  "Permitted Liens" means, as to any Person: (a) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws, social security laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of such Person), or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of Cash or United States Government Bonds to secure surety, appeal, performance or other similar bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent; (b) Liens imposed by law, such as carriers', warehousemen's, materialmen's and mechanics' liens, or Liens arising out of judgments or awards against such Person with respect to which such Person at the time shall currently be prosecuting an appeal or proceedings for review; (c) Liens for taxes not yet subject to penalties for nonpayment and Liens for taxes the payment of which is being contested as permitted by Section
         8.7 hereof; (d) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of, others for rights of way, highways and railroad crossings, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties; and (e) Liens incidental to the conduct of the business of such Person or to the ownership of such Person's property that were not incurred in connection with Indebtedness of such Person, all of which Liens referred to in this clause (e) do not in the aggregate materially impair the value of the properties to which they relate or materially impair their use in the operation of the business taken as a whole of such Person, and as to all the foregoing only to the extent arising and continuing in the ordinary course of business.

                  "Person" means an individual, partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

                  "Pooled Projects" means Projects which are commonly owned or operated by one Operator or an Affiliate thereof (as selected by the Borrowers), and the debt financings or leases of which are cross-defaulted and, with respect to mortgages in favor of any Borrower, are cross-collateralized.

                  "Prime Rate" means the per annum rate of interest established from time to time by the Agent as its prime rate, which rate may not be the lowest rate of interest charged by the Agent to its customers; provided, however, that, for purposes of computing the interest payable on Prime Rate Loans, in no event shall the Prime Rate be deemed to be less than 7.00%.

                  "Prime Rate Loan" means a Loan for which the rate of interest is determined by reference to the Prime Rate.

                  "Principal Office" means the principal office of Bank United, presently located at 3200 Southwest Freeway, Ste. 2900, Houston TX 77027-7528, or such other office and address as the Agent may from time to time designate.

                  "Project" means a health care facility offering health care services and related products that is a nursing facility, assisted living facility, retirement center, or long-term care facility, and facilities and services directly related thereto.

                  "Project Borrowing Base" means, at any date of determination thereof, with respect to each Eligible Project, the following respective amounts, subject in each case to further adjustment in the event of a Borrowing Base Adjustment Event with respect to such
         Project:

Eligible Project                                     Amount
Construction Project that is
a Lease Project                                      50% of the actual aggregate Project Costs incurred to such date, in no event to exceed the lesser of 50% of (i) the "as
                                                     stabilized" Appraised Value for such Project or (ii) the
                                                     total budget for Project Costs for such Project.

Construction Project that is
a Mortgage Project                                   50% of the lesser of (A) actual aggregate Project Costs
                                                     incurred to such date and (B) the outstanding principal
                                                     balance owed by any Operator of such Project to the
                                                     applicable Borrower under the applicable Loan Agreement;
                                                     provided, however, that in no event shall the Project
                                                     Borrowing Base with respect to such Construction Project
                                                     exceed the lesser of 50% of (i) the "as stabilized"
                                                     Appraised Value for such Project or (ii) the total budget
                                                     for Project Costs for such Project.

Lease-Up Project that is
a Lease Project                                      The lesser of 65% of (i) the "as stabilized" Appraised Value for such
                                                     Lease-Up Project, (ii) the total budget for Project Costs
                                                     for such Lease-Up Project, and (iii) the actual Project
                                                     Costs incurred with respect to such Lease-Up Project.

Lease-Up Project that is
a Mortgage Project                                   The lesser of 65% of (i) the "as stabilized" Appraised Value for such Lease-Up Project, (ii) the total budget for Project
                                                     Costs for such Lease-Up Project, (iii) the actual Project
                                                     Costs incurred with respect to such Lease-Up Project, and
                                                     (iv) the outstanding principal balance owed by any Operator of such Project to the applicable Borrower under the
                                                     applicable Loan Agreement.

Stabilized Project that is
a Lease Project                                      The lesser of 75% of (i) the "as stabilized" Appraised Value for such
                                                     Stabilized Project, (ii) the total budget for Project Costs for such Stabilized Project, and (iii) the actual Project
                                                     Costs incurred with respect to such Stabilized Project.

Stabilized Project that is
a Mortgage Project                                   The lesser of 75% of (i) the "as stabilized" Appraised Value for such Stabilized Project, (ii) the total budget for
                                                     Project Costs for such Stabilized Project, (iii) the actual
                                                     Project Costs incurred with respect to such Stabilized
                                                     Project, and (iv) the outstanding principal balance owed by any Operator of such Project to the applicable Borrower
                                                     under the applicable Loan Agreement.

                  "Project Classification" shall mean the classification a Project as a Construction Project, Lease-Up Project, or Stabilized Project in accordance with the terms hereof.

                  "Project Collateral" means, with respect to any Eligible Project, all property relating to such Eligible Project (other than equity interests (or warrants, options or other rights to acquire equity interests) in any Operator or Affiliate thereof) in which any Borrower has or acquires any interest, including without limitation all Project Documents and Rights.

                  "Project Costs" means, with respect to each Eligible Project, actual costs incurred, and funded by the Borrowers, for the acquisition, construction, improvement, and initial operations of such Project, (i) which costs are reflected in the total budget for such Project, (ii) which costs are permitted under any Operating Lease, loan agreement or other Project Document with respect to such Eligible Project, (iii) for which the requirements for the advancing of such costs by the applicable Borrower under the relevant Project Documents have been satisfied, and the applicable Borrower has certified such satisfaction to the Agent in a Borrowing Base Certificate or other appropriate document, (iv) for which the applicable Borrower has delivered to the Agent a copy of all documents required to be delivered to such Borrower by any Operator or other Person as a condition to the advance of such costs under the relevant Project Documents, and (v) which the Agent has otherwise approved as being acceptable in all respects for inclusion in the Project Borrowing Base of such Eligible Project as required by this Agreement.

                  "Project Credit Event" means, with respect to any Project, any event such as those listed below or any other event that is similar in effect to those listed below that diminishes the value of a Project to the Borrowing Base, or the security interest of the Agent therein, to a de minimis level (i) any default or event of default or other material breach by the applicable Borrower, any Operator, any Credit Support Provider or any other Person party to any Project Document relating to such Project, to the extent such event results in a material adverse effect on the business or operation of any Operator, Credit Support Provider, Borrower, or the affected Project in the reasonable judgment of the Agent, (ii) any invalidation of any Project Document relating to such Project, to the extent such event results in a material adverse effect on the business or operation of any Operator, Credit Support Provider, Borrower, or the affected Project in the reasonable judgment of the Agent, (iii) any bankruptcy, insolvency, receivership or other material adverse effect on the business or operations of any Operator, any Credit Support Provider or any other Person a material party to any Project Documents, (iv) the damage or destruction of substantially all of such Project or improvements of such Project, (v) the taking of substantially all of the real property or structures of such Project by any Governmental Authority or otherwise, (vi) a material or substantial impairment, or the release or termination or invalidation or rendering unenforceable, of any Security Instruments giving a Lien on such Project or any Collateral with respect to such Project to the Agent and the Lenders, or any of them, or a change in the priority thereof, (vii) any failure to obtain, within the time required by any applicable law, or any suspension, termination or revocation of, any license or permit required to be maintained by any Operator of any Project, which permit or license is required to operate the Project for the purposes intended and the absence of which is reasonably likely to have a material adverse effect on such Project, or (viii) the occurrence of a title defect or the exercise of rights under or pursuant to an encumbrance on the Project which results in a material adverse effect on either (A) the fee simple ownership of the applicable Borrower or the marketability of title to all or substantially all of the Project, or (B) the ability of the applicable Operator to operate the business then being conducted on the Project.

                  "Project Debt Service" means, with respect to any Stabilized Project for the Applicable Period ending on the date of computation thereof, the interest expense of the Borrower with respect to the Project Outstandings of such Stabilized Project for such Applicable Period.

                  "Project Debt Service Coverage Ratio" means, with respect to any Project for the Applicable Period ending on the date of computation thereof, the ratio of (i) Project NOI for such period to (ii) Project Debt Service for such period.

                  "Project Document" means, (i) with respect to any Lease Project, any Operating Lease, assignment agreement, security agreement, construction document, engineering document, design document, guaranty or other credit support document, and any other material document relating to such Lease Project, and (ii) with respect to any Mortgage Project, any mortgage, Loan Agreement, assignment of leases and rents, assignment agreement, security agreement, construction document, engineering document, design document, guaranty, and any other material document relating to such Mortgage Project.

                  "Project Documents and Rights" means, with respect to any Project and any Security Agreement, the definition given to such term in the applicable Security Agreement.

                  "Project Impairment Event" means, with respect to any Project, any event that diminishes the value of such Project to the Borrowing Base, or the security interest of the

         Agent therein, to an amount less than its value at the time such Project was included in the Borrowing Base as an Eligible Project, but not so much as to constitute a Project Credit Event, such as: (i) the damage or destruction of any part of the Project or improvements of such Project, (ii) the taking of a portion of the real property or structures of any portion of such Project by any Governmental Authority, (iii) the partial and material impairment of any Security Instruments giving a Lien on such Project or any Collateral with respect to such Project to the Agent and the Lenders, or any of them,
         (iv) the failure to obtain, within the time required by applicable law, necessary operating permits, licenses or other governmental approvals with respect to such Project, so long as such failure affects the ability of any Operator or any other Person to operate such Project to a material degree but not in its entirety for its intended purpose, and
         (v) any modification of any necessary operating permits, licenses or other governmental approvals with respect to such Project, so long as such modification affects the ability of any Operator or any other Person to operate such Project to a material degree but not in its entirety for its intended purpose, or (viii) the occurrence of a title defect or the exercise of rights under or pursuant to an encumbrance on the Project which affects (A) the fee simple ownership of the applicable Borrower of a part of the Project or the marketability of title to a part of the Project, provided such event does not constitute a Project Credit Event under part (viii) of the definition thereof, or
         (B) impairs the ability of the applicable Operator to operate the business then being conducted on the Project, provided such event does not constitute a Project Credit Event under part (viii) of the definition thereof.

                  "Project Mortgage" means, collectively (or individually as the context may indicate), each Credit-Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement or similar mortgage instrument, and any collateral assignment of any of the above items, by any Operator or any other Person granting a Lien for the benefit of any Borrower in connection with any Project heretofore, now or hereafter entered into by such Operator, as from time to time further amended, supplemented or restated.

                  "Project NOI" means, with respect to any Stabilized Project for the Applicable Period ending on the date of computation thereof, the net operating income earned by the Operators of such Stabilized Project allocable to such Stabilized Project, determined in accordance with GAAP.

                  "Project Outstandings" means, with respect to any Project at any date of measurement thereof, the Revolving Credit Outstandings allocable to such Project in accordance with the advances made by the applicable Borrower with respect to such Project.

                  "Property" means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

                  "Rate Hedging Obligations" means any and all obligations of HCN or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

                  "Reference Bank" means a bank appearing on the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks); provided, that, if no such offered rate shall appear on such display, "Reference Bank" shall mean a bank in the London interbank offered market as selected by the Agent.

                  "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

                  "Regulatory Change" means, as to any Lender, any change effective after the Closing Date in United States federal, or state, or foreign, laws or regulations (including Regulation D and the laws of regulations that designate any assessment rate relating to certificates of deposit or otherwise (including the "Assessment Rate" if applicable to any Loan)) or the adoption or making after the Closing Date of any interpretations, directives or requests applying to a class of banks, including such Lender, of or under any United States federal, or state, or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "REIT Status" means, with respect to any Person, (a) the qualification of such Person as a real estate investment trust under Sections 856 through 860 of the Code, and (b) the applicability to such Person and its shareholders of the method of taxation provided for in Sections 857 et seq. of the Code.

                  "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating (i) if there shall be fewer than three (3) Lenders, 100% of the aggregate Credit Exposures of all Lenders on such date, and (ii) if there shall be three
         (3) or more Lenders, at least 66-2/3% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal at all times (a) other than following the occurrence and during the continuance of an Event of Default, to its Revolving Credit Commitment, and (b) following the occurrence and during the continuance of an Event of Default, to the aggregate principal amount of such Lender's Applicable Commitment Percentage of Revolving Credit Outstandings; provided that, for the purpose of this definition only, if any Lender shall have failed to fund its Applicable Commitment Percentage of any Advance, then the Revolving Credit Commitment of such Lender shall be deemed reduced by the amount it so failed to fund for so long as such failure shall continue and such Lender's Credit Exposure attributable to such failure shall be deemed held by any Lender making more than its Applicable Commitment Percentage of such Advance to the extent it covers such failure.

                  "Reserve Requirement" means, for any LIBOR Rate Loans for any quarterly period (or, as the case may be, shorter period) as to which interest is payable hereunder, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion dollars ($1,000,000,000) against "Eurocurrency Liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against: (a) any category of liabilities which includes deposits by references to which the LIBOR Rate for LIBOR Rate Loans is to be determined as provided in the definition of "LIBOR Base Rate" herein, or (b) any category of extensions of credit or other assets which include LIBOR Rate Loans.

                  "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Loans to the Borrowers up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the lesser of (i) the Total Revolving Credit Commitment and (ii) the Maximum Available Amount.

                  "Revolving Credit Facility" means the facility described in
         Section 2.1 hereof providing for Loans to the Borrowers by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment.

                  "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Loans then outstanding.

                  "Revolving Credit Termination Date" means (i) the Stated Termination Date or (ii) such earlier date of termination of Lenders' obligations pursuant to Section 10.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrowers may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings, together with all accrued and unpaid interest thereon.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill.

                  "Security Agreement" means, collectively (or individually as the context may indicate), (i) the Project Security Agreement and Assignment dated as of the date hereof by each Borrower to the Agent, and (ii) any additional Project Security Agreement and

         Assignment delivered to the Agent pursuant to Section 4.4, as hereafter modified, amended or supplemented from time to time, in the form of
         Exhibit I.

                  "Security Instruments" means, collectively, the Security Agreements, the Assignment Agreements, the Assignments of Leases, the Mortgages, and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which any Borrower or any Subsidiary shall grant or convey to the Agent or the Lenders a Lien in property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time.

                  "Solvent" means, when used with respect to any Person, that at the time of determination:

                           (i) the fair value of its assets (both at fair
                  valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

                           (ii) it is then able and expects to be able to pay
                  its debts as they mature; and

                           (iii) it has capital sufficient to carry on its
                  business as conducted and as proposed to be conducted.

                  "Stated Termination Date" means February 23, 2004.

                  "Stabilized Project" means a Project that meets all requirements of a Lease-Up Project and has achieved a Project Debt Service Coverage Ratio not less than 1.25 to 1.00 for the Applicable Period immediately preceding the date of measurement thereof.

                  "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by HCN and/or by one or more of HCN's Subsidiaries.

                  "Swap Agreement" means one or more agreements between a Borrower and any Person with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to such Borrower and such Person, which agreements create Rate Hedging Obligations.

                  "Tangible Net Worth" means the sum of capital surplus, earned surplus and capital stock, minus deferred charges, intangibles and treasury stock, all as determined in accordance with GAAP applied on a Consistent Basis.

                  "Tenant" means, with respect to any Project, the Person who is the tenant of a Lease Project or the mortgagor of a Mortgage Project.

                  "Total Revolving Credit Commitment" means a principal amount equal to $75,000,000, as reduced from time to time in accordance with
         Section 2.1(f).

                  "Type" shall mean any type of Loan (i.e., a Prime Rate Loan or a LIBOR Rate Loan).

                  "Unused Fee" means 0.25%.

                  "Year 2000 Compliant" means all computer applications (including those affected by information received from its suppliers and vendors) that are material to HCN's or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions involving all dates on and after January 1, 2000.

                  "Year 2000 Problem" means the risk that computer applications used by HCN or any of its Subsidiaries (including those affected by information received from its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates on and after January 1, 2000.

         1.2. Rules of Interpretation.

                  (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

                  (b) Each term defined in Articles 1, 8 or 9 of the Texas Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

                  (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

                  (d) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement.

                  (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

                  (f) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

                  (g) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

                  (h) Except as otherwise expressly provided, all dates and times of day specified herein shall refer to such dates and times at Houston, Texas.

                  (i) Whenever interest rates or fees are established by reference to a numerical percentage expressed as "___%", such arithmetic expression shall be interpreted in accordance with the convention that 1% = 100 basis points.

                  (j) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

                  (k) Any reference to an officer of any Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

                  (l) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

                                   ARTICLE II

                              The Credit Facilities

         2.1. Revolving Loans.

                  (a) Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances to the applicable Borrower or Borrowers under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the applicable Borrower or Borrowers on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default. Notwithstanding anything to the contrary herein, however, immediately after giving effect to each such Advance:

                  (i) the amount of Revolving Credit Outstandings shall not exceed the lesser of (A) the Total Revolving Credit Commitment and (B) the Maximum Available Amount; and

                  (ii) the amount of Revolving Credit Outstandings shall not exceed the Borrowing Base.

Within such limits, the Borrowers may borrow, repay and reborrow under the Revolving Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; provided, however, that (A) no Revolving Loan that is a LIBOR Rate Loan shall be made which has an Interest Period that extends beyond the Stated Termination Date, and (B) each Revolving Loan that is a LIBOR Rate Loan may be repaid only on the last day of the Interest Period with respect thereto unless such payment is accompanied by the additional payment, if any, required by
Section 5.5.

                  (b) Amounts. Except as otherwise permitted by the Agent and the Lenders from time to time, the amount of Revolving Credit Outstandings shall not exceed at any time the limitations set in Sections 2.1(a)(i) and (ii), and, in the event there shall be outstanding any such excess, the Borrowers shall immediately make such payments and prepayments as shall be necessary to comply with this restriction.

                  (c) Advances. (i) (A) An Authorized Representative shall give the Agent (1) at least three (3) Business Days' irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Loan that is a LIBOR Rate Loan (whether representing an additional borrowing or the Continuation of a borrowing hereunder or the Conversion of a borrowing hereunder from a Prime Rate Loan to a LIBOR Rate Loan) prior to 10:30 A.M. and (2) irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Loan that is a Prime Rate Loan (whether representing an additional borrowing hereunder or the Conversion of borrowing hereunder from a LIBOR Rate Loan to a Prime Rate Loan) prior to 10:30 A.M. on the day of such proposed Loan. Each such notice shall be effective upon receipt by the Agent, shall specify the amount of the borrowing, the Type of Loan (Prime Rate or LIBOR Rate), and the date of borrowing. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance requested thereunder, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 10:30 A.M.) not later than 1:00 P.M. on the same day as the Agent's receipt of such notice.

                  (B) An Authorized Representative shall, simultaneously with the delivery of a Borrowing Notice or Interest Rate Selection Notice (as applicable) in accordance with Section 2.1(c)(i)(A), deliver to the Agent a Borrowing Base Certificate dated as of such date, with appropriate insertions, certifications and other attachments, which Borrowing Base Certificate and all certifications and attachments shall be in form and substance satisfactory to the Agent.

         (ii) Not later than 2:00 P.M. on the date specified for each borrowing under this Section 2.1, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Loan or Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the applicable Borrower or Borrowers by delivery of the proceeds thereof to the applicable Borrower or Borrowers' Account(s) or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative and reasonably acceptable to the Agent.

                  (d) Repayment of Loans The principal amount of each Loan shall be due and payable to the Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Loan may be prepaid in whole or in part on any Business Day, upon (A) at least three (3) Business Days' irrevocable telephonic notice in the case of each Loan that is a LIBOR Rate Loan from an Authorized Representative (effective upon receipt) to the Agent prior to 10:30 A.M. and (B) irrevocable telephonic notice in the case of each Loan that is a Prime Rate Loan from an Authorized Representative (effective upon receipt) to the Agent prior to 10:30 A.M. on the day of such proposed repayment. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice but failure to provide such confirmation shall not effect the validity of such telephonic notice. All prepayments of Loans made by the Borrower shall be in the amount of $1,000,000 or such greater amount which is an integral multiple of $1,000,000, or the amount equal to all Revolving Credit Outstandings, or such other amount as necessary to comply with Section 2.1(b).

                  (e) Disposition of Property Prepayments. If any of the Borrowers shall at any time agree to a Disposition, the Borrowers shall (i) promptly notify the Agent of such Disposition, (ii) without limitation of the requirements of Section 2.1(b), immediately upon such Disposition either (A) place an Eligible Project of equivalent value in the Borrowing Base in substitution of such disposed Project, or (B) repay the Loans in an amount equal to the aggregate Disposition Net Proceeds of such Disposition, immediately upon receipt thereof, and (iii) deliver a Borrowing Base Certificate reflecting the removal of such Project.

                  (f) Reductions. The Borrowers shall, by notice from an Authorized Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than three (3) Business Days' written notice to the Agent, effective upon receipt, to reduce the Total Revolving Credit Commitment. The Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $1,000,000 or such greater amount which is in an integral multiple of $1,000,000, or the entire remaining Total Revolving Credit Commitment, and shall permanently reduce the Total Revolving Credit Commitment. Each such reduction of the Total Revolving Credit Commitment shall reduce the Maximum Available Amount by the same amount. Each reduction of the Total Revolving Credit

Commitment shall be accompanied by payment of the Loans to the extent that the principal amount of Revolving Credit Outstandings exceeds the lesser of (i) the Total Revolving Credit Commitment and (ii) the Maximum Available Amount, after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid.

                  (g) Notwithstanding any other provision of this Agreement, except as hereinafter provided, each Borrower shall be jointly and severally liable as primary obligor and not merely as surety for repayment of all Obligations arising under the Loan Documents. Such joint and several liability shall apply to each Borrower regardless of whether (i) any Loan was only requested on behalf of or made to another Borrower or the proceeds of any Loan were used only by another Borrower, (ii) any interest rate election was made only on behalf of another Borrower, or (iii) any indemnification obligation or any other obligation arose only as a result of the actions of another Borrower; provided the liability of each of the Borrowers other than HCN under this Agreement, the Notes and the other Loan Documents shall be limited to the maximum amount of the Obligations under the Revolving Credit Facility for which such other Borrower may be liable without violating any applicable fraudulent conveyance, fraudulent transfer or comparable laws. Each Borrower shall retain any right of contribution arising under applicable law against the other Borrowers as the result of the satisfaction of any Obligations; provided, such rights are hereby fully subordinated in all respects to the payment in full of the Obligations, no Borrower shall assert such right of contribution against any other Borrower until the Obligations shall have been paid in full, and each Borrower shall hold in trust and separate from its other property any funds or other property received on account of any such right of contribution and pay the same over to the Agent for application to the Obligations until payment in full of the Obligations.

         Without limiting the foregoing provisions of this Section 2.1(g), HCN hereby irrevocably, absolutely and unconditionally guarantees the full and punctual payment or performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of each other Borrower whether owing to the Agent or any Lender. This guarantee constitutes a guaranty of payment and not of collection.

         It is the intention of the parties that with respect to each Borrower its obligations under the immediately preceding two paragraphs shall be absolute, unconditional and irrevocable irrespective of:

                           (i) any lack of validity, legality or enforceability
                  of this Agreement, any Note, or any other Loan Document as to any other Borrowers;

                           (ii) the failure of the Agent or any Lender:

                                    (A) to enforce any right or remedy against
                           any other Borrower or any other Person under the provisions of this Agreement, any Note, any other Loan Document or otherwise, or

                                    (B) to exercise any right or remedy against
                           any guarantor of, or Collateral securing, any Obligations;

                           (iii) any change in the time, manner or place of
                  payment of, or in any other term of, all or any of the Obligations, or any other extension, compromise or renewal of any Obligations with respect to any other Borrower;

                           (iv) any reduction, limitation, impairment or
                  termination of any Obligations with respect to any other Borrower or any other Person for any reason including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Borrower hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise or unenforceability of, or any other event or occurrence affecting, any Obligations with respect to any other Borrower;

                           (v) any addition, exchange, release, surrender or
                  nonperfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from , any guaranty, held by the Agent, any Lender or any holder of any Note securing any of the Obligations; or

                           (vi) any other circumstance which might otherwise
                  constitute a defense available to, or a legal or equitable discharge of, any other Borrower, any surety or any guarantor.

         Each Borrower agrees that its joint and several liability hereunder shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must be restored by the Agent, any Lender or any holder of any Note, upon the insolvency, bankruptcy or reorganization of any other Borrower as though such payment had not been made.

         Each Borrower hereby expressly waives: (a) notice of the Lenders' acceptance of this Agreement; (b) notice of the existence or creation or non-payment of all or any of the Obligations; (c) notice of the addition of Borrowing Subsidiaries or the release of any Borrower, (d) presentment, demand, notice of dishonor, protest, and all other notices whatsoever other than notices expressly provided for in this Agreement or by applicable law and (e) all diligence in collection or protection of or realization upon the Obligations or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

         No delay on any of the Lenders' or the Agent's part in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any of the Lenders or the Agent of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No action of the Agent or any of the Lenders permitted hereunder shall in any way affect or impair any of their rights or any of their obligations to any of the Borrowers under this Agreement (except as otherwise waived, modified, or amended).

         2.2. Use of Proceeds. The proceeds of the Loans hereunder shall be used by the Borrowers for funding advances with respect to Eligible Projects, for general working capital needs, and for other corporate purposes.

         2.3. Notes. Loans made by each Lender shall be evidenced by the Note or Notes payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the lesser of (i) the Total Revolving Credit Commitment and (ii) the Maximum Available Amount, which Note or Notes shall be dated the Closing Date or a later date pursuant to either an Assignment and Acceptance or the addition of a Borrowing Subsidiary, and shall be duly completed, executed and delivered by the Borrowers as of the date of execution thereof; provided, however, that at all times during which the Total Revolving Credit Commitment shall exceed the Maximum Available Amount, the Note or Notes payable to Bank United shall include such excess amount.

         2.4. Designation of Borrowing Subsidiaries. With the consent of the Agent, HCN may from time to time designate any wholly-owned direct or indirect Subsidiary of HCN which has not joined in the execution of this Agreement as a "Borrowing Subsidiary" and a "Borrower" hereunder under the Revolving Credit Facility by causing such Subsidiary to execute and deliver a duly completed Assumption Letter in the form attached hereto as Exhibit J to the Agent, with the written consent of HCN and the Agent at the foot thereof. Upon such execution, delivery and consent such Subsidiary shall for all purposes be a party hereto as a Borrowing Subsidiary and a Borrower as fully as if it had executed and delivered this Agreement and the Notes. So long as all Obligations supported by the Project Borrowing Bases of Projects as to which such Borrowing Subsidiary is the owner or mortgagee under this Agreement shall have been paid in full and all other obligations of the Subsidiary under the Credit Agreement shall have been fully performed, and there shall not then have occurred and be continuing a Default or Event of Default, such Borrowing Subsidiary may, by not less than five (5) Business Days' prior notice to the Agent (which shall promptly notify the Lenders thereof), terminate its status as a "Borrowing Subsidiary" and a "Borrower" hereunder; subject to continuing liability under Sections 8.13 and 12.9 to the extent applicable.

                                   ARTICLE III

                  LIBOR Funding, Fees, and Payment Conventions

         3.1. Interest Rate Options. LIBOR Rate Loans and Prime Rate Loans may be outstanding at the same time and, so long as no Default or Event of Default shall have occurred and be continuing, the Borrowers, through an Authorized Representative, shall have the option to elect the Type of Loan and to Convert Loans in accordance with Sections 2.1(c)(i) and 3.2, as applicable; provided, however, (a) there shall not be outstanding at any one time LIBOR Rate Loans having more than three (3) different Interest Periods, (b) each LIBOR Rate Loan (including each Conversion into and each Continuation as a LIBOR Rate Loan) shall be in an amount of $3,000,000 or, if greater than $3,000,000, an integral multiple of $500,000, and (c) no LIBOR Rate Loan shall have an Interest Period that extends beyond the Stated Termination Date. If the Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of a LIBOR Rate Loan or of Conversion of any Loan to or Continuation of a Loan as a LIBOR Rate Loan by the time prescribed by Sections 2.1(c)(i) and 3.2, as applicable, the Borrowers shall be deemed to have elected to obtain or Convert such Loan to (or Continue such Loan as) a Prime Rate Loan until the Borrowers notify the Agent in accordance with Section 3.2. The Borrowers shall not be entitled to elect to Continue any Loan as or Convert any Loan into a LIBOR Rate Loan if a Default or Event of Default shall have occurred and be continuing.

         3.2. Conversions and Elections of Subsequent Interest Periods. Subject to the limitations set forth in the definition of "Interest Period," in Section
3.1 and in Article V, the applicable Borrower or Borrowers may:

         (a) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent (which shall be irrevocable) on or before 10:30 A.M. on any Business Day, Convert any LIBOR Rate Loan to a Prime Rate Loan on the last day of the Interest Period for such LIBOR Rate Loan; and

         (b) provided that no Default or Event of Default shall have occurred and be continuing, upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent (which shall be irrevocable) on or before 10:30 A.M. three (3) Business Days' prior to the date of such Conversion or Continuation:

                  (i) elect a subsequent Interest Period for any LIBOR Rate Loan to begin on the last day of the then current Interest Period for such LIBOR Rate Loan; or

                  (ii) Convert any Prime Rate Loan to a LIBOR Rate Loan on any Business Day.

Each such notice shall be effective upon receipt by the Agent, shall specify the amount of the LIBOR Rate Loan affected. Notice of receipt of such Interest Rate Selection Notice shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 10:30 A.M.) not later than 3:00 P.M. on the same day as the Agent's receipt of such notice. All such Continuations or Conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

         3.3. Payment of Interest. The Borrowers shall pay interest on the outstanding and unpaid principal amount of each Loan, commencing on the first date of such Loan until such Loan shall be repaid, at the applicable Prime Rate or LIBOR Rate as designated by the Borrowers in the related Borrowing Notice or Interest Rate Selection Notice or as otherwise provided hereunder. Interest on each Loan shall be paid on the earlier of (a) in the case of any Prime Rate Loan, monthly in arrears of the last Business Day of each month, commencing on March 31, 1999, until the Revolving Credit Termination Date, at which date as applicable the entire principal amount of and all accrued interest on the Loans shall be paid in full, (b) in the case of any LIBOR Rate Loan, on last day of the applicable Interest Period for such LIBOR Rate Loan, and (c) upon payment in full of the related Loan; provided, however, that if any Event of Default shall occur and be continuing, all amounts outstanding hereunder shall bear interest thereafter until paid in full at the Default Rate.

         3.4. Prepayments of LIBOR Rate Loans. Whenever any payment of principal shall be made in respect of any Loan hereunder, whether at maturity, on acceleration, by optional or mandatory prepayment or as otherwise required or permitted hereunder, with the effect that any LIBOR Rate Loan shall be prepaid in whole or in part prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, such payment of principal shall be accompanied by the additional payment, if any, required by Section 5.5.

         3.5. Manner of Payment. (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid by or on behalf of the Borrower to the Lenders or the Agent with respect to any Loan shall be made to the Agent at the Principal Office in Dollars in immediately available funds without setoff, deduction or counterclaim on or before 12:30 P.M. on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of such payment from any one or more ordinary deposit accounts of any Borrower with the Agent.

         (b) Any payment made by or on behalf of any Borrower that is not made both in Dollars in immediately available funds and prior to 12:30 P.M. on the date such payment is to be made shall constitute a non-conforming payment. Any such non-conforming payment shall not be deemed to be received until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default as otherwise provided herein. Interest shall continue to accrue at the Default Rate on any principal or fees as to which no payment or a non-conforming payment is made from the date such amount was due and payable until the later of
(i) the date such funds become available funds or (ii) the next Business Day.

         (c) In the event that any payment hereunder or under any of the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under the definition of "Interest Period"; provided, however, that interest shall continue to accrue during the period of any such extension; and provided further, however, that in no event shall any such due date be extended beyond the Revolving Credit Termination Date.

         3.6. Fees. (a) Unused Fee. For the period beginning on April 10, 1999 and ending on the Revolving Credit Termination Date, the Borrowers agree to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, an unused fee equal to the Unused Fee multiplied by the average daily amount by which the lesser of (i) the Total Revolving Credit Commitment and (ii) the Maximum Available Amount exceeds the Revolving Credit Outstandings. Such fees shall be due in arrears on the last Business Day of each fiscal quarter commencing April 30, 1999 to and on the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion.

         (b) Borrowing Base Administration Fee. The Borrowers agree to pay to the Agent, for its own account, a one-time fee for each Project for which the Borrowers seek inclusion as an Eligible Project in the Borrowing Base, in the amount of $5,000. This fee shall be paid to the Agent simultaneously with the delivery by the applicable Borrower or Borrowers of the initial Eligible

Project Certificate with respect to such Project. No refund of this fee shall be made in the event of the removal of any Project from the Borrowing Base, without regard to the reason for such removal.

         (c) Other Fees. The Borrower agree to pay to the Agent or any Lender all other fees due and owing pursuant to any written agreement from time to between any Borrower, the Agent or any Lender, or any of them.

         3.7. Pro Rata Payments. Except as otherwise specified herein, (a) each payment on account of the principal of and interest on Loans and the fees described in Section 3.6(a), shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, and (b) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrowers.

         3.8. Computation of Rates and Fees. Except as may be otherwise expressly provided, all interest rates (including the Prime Rate, each LIBOR Rate, and the Default Rate) and fees shall be computed on the basis of a year of 360 days and calculated for actual days elapsed.

         3.9. Deficiency Advances; Failure to Purchase Participations. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan or Advance hereunder nor shall the Revolving Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to the Borrowers as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the applicable Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such Advance under its Note; provided that, (i) such defaulting Lender shall not be entitled to receive payments of principal, interest or fees with respect to such deficiency advance until such deficiency advance shall be paid by such Lender and (ii) upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by the Borrowers on each Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be credited against the applicable Note of the Agent in full payment of such deficiency advance and the Borrowers shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrowers thereon.

                                   ARTICLE IV

                                    Security

         4.1. Security. As security for the full and timely payment and performance of all Obligations, the Credit Parties shall on or before the Closing Date do or cause to be done all things necessary in the opinion of the Agent and its counsel to grant to the Agent for the benefit of the

Lenders a duly perfected first priority security interest in all property which as at the Closing Date is required to be Collateral subject to no prior Lien or other encumbrance or restriction on transfer.

         4.2. Further Assurances. At the request of the Agent, each of the Borrowers will or will cause its Subsidiaries, as the case may be, to execute, by its duly authorized officers, alone or with the Agent, any certificate, instrument, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Agent reasonably deems necessary from time to time to create, continue or preserve the liens and security interests in Collateral (and the perfection and priority thereof) of the Agent contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by any Borrower after the Closing Date.

         4.3. Information Regarding Collateral. Each of the Borrowers represents, warrants and covenants that (i) the chief executive office of such Borrower and each other Person providing Collateral pursuant to a Security Instrument (each, a "Grantor") at the Closing Date is located at the address or addresses specified on Schedule 4.3, and (ii) Schedule 4.3 contains a true and complete list of (a) the name and address of each Grantor and of each other Person that has effected any merger or consolidation with a Grantor or contributed or transferred to a Grantor any property constituting Collateral at any time since January 1, 1998 (excluding Persons making sales in the ordinary course of their businesses to a Grantor of property constituting inventory in the hands of such seller), (b) each location of the chief executive office of each Grantor at any time since January 1, 1998, (c) each location in which goods constituting Collateral are or have been located since January 1, 1998 (together with the name of each owner of the property located at such address if not the applicable Grantor, and a summary description of the relationship between the applicable Grantor and such Person), (d) the location of each Project included in the Borrowing Base, and (e) each trade style used by any Grantor since January 1, 1998 and the purposes for which it was used. No Borrower shall change, or permit any other Grantor to change, the location of its chief executive office, its jurisdiction of formation or any location specified in clause (c) or (d) of the immediately preceding sentence, or use or permit any other Grantor to use any additional trade style, except upon giving not less than thirty (30) days' prior written notice to the Agent and taking or causing to be taken all such action at such Borrower's or such other Grantor's expense as may be reasonably requested by the Agent to perfect or maintain the perfection of the Lien of the Agent in Collateral.

         4.4. Security Agreements and Assignment Agreements. As security for the full and timely payment and performance of all Obligations now existing or hereafter arising, each Borrower agrees to deliver to the Agent, with respect to each Project included in the Borrowing Base, prior to such inclusion, a Security Agreement, an Assignment Agreement, the Uniform Commercial Code financing statements, all documents referred to in the applicable Schedules to the initial Eligible Project Certificate with respect to such Project, and each other Security Instrument sufficient to grant to the Agent a valid, duly perfected security interest in the Collateral described therein, including without limitation the Project Collateral, subject to no prior Liens other than Permitted Liens, and with respect to the Mortgages, no prior Liens other than the Permitted Encumbrances as defined therein. Each of the Borrowers further agrees, with respect to each Project to be included in the Borrowing Base, prior to such inclusion, to cause each document described in the first sentence of this Section 4.4 to be delivered to the Agent by any Subsidiary that becomes a Borrowing Subsidiary pursuant to Section 2.4 hereof. Further, with respect to each Project to be included in the Borrowing Base after the Closing Date, prior to such inclusion, to cause each document described in the first sentence of this Section 4.4, or any supplement to any such document previously delivered, as applicable, to be delivered to the Agent.

         4.5. Mortgages. As security for the full and timely payment and performance of all Obligations now existing or hereafter arising, each Borrower (as applicable) has heretofore delivered to the Agent, Mortgages with respect to the real property of each Eligible Project included in the Borrowing Base as of the Closing Date. Mortgages relating to real property in connection with any Eligible Project that is included in the Borrowing Base after the date hereof shall be delivered by the applicable Borrower simultaneously with the delivery of the Eligible Project Certificate pursuant to which such Eligible Project is permitted to be included in the Borrowing Base.

         4.6. Release of Liens. In the event that a Project is at any time permanently removed from the Borrowing Base, so long as the Agent has received a Borrowing Base Certificate reflecting the removal of such Project and demonstrating that the amount of Revolving Credit Outstandings at such time shall not exceed either (A) the Borrowing Base (as calculated following removal of such Project from the Borrowing Base), or (B) the lesser of the Maximum Available Amount and the Total Revolving Credit Commitment, then the Agent and the Lenders shall release any Lien on any Collateral pertaining solely to such Project, and shall execute such documents and take such other actions that, in the reasonable judgment of the Borrowers and the Agent, are necessary to effectuate such release, all at the sole reasonable request of an Authorized Representative and at the expense of the Borrowers.

                                    ARTICLE V

                             Change in Circumstances

         5.1. Additional Costs; Capital Requirements.

         (a) In the event that any existing or future law or regulation, guideline, or interpretation thereof, by any Governmental Authority charged with the administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority shall impose, modify or deem applicable or result in the application of, any capital maintenance, capital ratio or similar requirement against loan commitments made by any Lender hereunder, and the result of any event referred to above is to impose upon any Lender or increase any capital requirement applicable as a result of the making or maintenance of such Lender's Revolving Credit Commitment or the obligation of the Borrowers hereunder with respect to such Revolving Credit Commitment (which imposition of capital requirements may be determined by each Lender's reasonable allocation of the aggregate of such capital increases or impositions), then, within ten (10) Business Days of demand made by such Lender as promptly as practicable after it obtains knowledged that such law, regulation, guideline, interpretation, requires or directive exists and determines to make such demand, the Borrowers shall pay to such Lender from time to time as specified by such Lender additional amounts which shall be sufficient to compensate such Lender for such imposition of or increase in capital requirements together with interest on each such amount from the date demanded until payment in full thereof at the Default Rate. A certificate setting forth in reasonable detail the amount necessary to compensate such Lender as a result of an imposition of or increase in capital requirements submitted by such Lender to the Borrowers shall be conclusive, absent manifest error, as to the amount thereof. All references to any Lender shall be deemed to include any participant in such Lender's Revolving Credit Commitment.

         (b) In the event that any Regulatory Change shall: (i) change the basis of taxation of any amounts payable to any Lender under this Agreement or the Notes in respect of any Loans including, without limitation, LIBOR Rate Loans (other than taxes imposed on the overall net income of such Lender for any such Loans by the United States of America or the jurisdiction in which such Lender has its principal office); or (ii) impose or modify any reserve, Federal Deposit Insurance Corporation premium or assessment, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or liabilities of, such Lender (including any of such Loans or any deposits referred to in the definition of "LIBOR Base Rate"); or (iii) impose any other conditions affecting this Agreement in respect of Loans, including, without limitation, LIBOR Rate Loans (or any of such extensions of credit, assets, deposits or liabilities); and the result of any event referred to in clause (i), (ii) or (iii) above shall be to increase such Lender's costs of making or maintaining any Loans including, without limitation, LIBOR Rate Loans, or its Revolving Credit Commitment, or to reduce any amount receivable by such Lender hereunder in respect of its Revolving Credit Commitment (such increases in costs and reductions in amounts receivable are hereinafter referred to as "Additional Costs") in each case, only to the extent, with respect to LIBOR Rate Loans, that such Additional Costs are not included in the LIBOR Rate applicable to LIBOR Rate Loans, then, within ten (10) Business Days of demand made by such Lender as promptly as practicable after it obtains knowledge that such a Regulatory Change exists and determines to make such demand (a copy of which demand shall be delivered to the Agent), the Borrowers shall pay to such Lender from time to time as specified by such Lender, additional amounts which shall be sufficient to compensate such Lender for such increased cost or reduction in amounts receivable by such Lender from the date of such change, together with interest on each such amount from the date demanded until payment in full thereof at the Default Rate. All references to any Lender shall be deemed to include any participant in such Lender Revolving Credit Commitment.

         (c) Without limiting the effect of the foregoing provisions of this
Section 5.1, in the event that, by reason of any Regulatory Change, any Lender either: (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on LIBOR Rate Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes LIBOR Rate Loans, or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrowers (with a copy to the Agent), the obligation of such Lender to make, and to convert Loans of any other Type into, Loans of such Type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (and all Loans of such Type then outstanding shall be Converted into Prime Rate Loans).

         (d) Determinations by any Lender for purposes of this Section 5.1 of the effect of any Regulatory Change on its costs of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be set forth in writing in reasonable detail describing the Additional Costs together with a calculation demonstrating the allocation to the Borrowers of such Additional Costs which shall be conclusive, absent manifest error.

         5.2. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of an interest rate for any LIBOR Rate Loans for any Interest Period therefor, the Required Lenders determine (which determination shall be conclusive):

         (a) by reason of any event affecting the money markets in the United States of America or the London interbank market, quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans under this Agreement; or

         (b) the rates of interest referred to in the definition of "LIBOR Base Rate" in Section 1.1 hereof upon the basis of which the rate of interest on any LIBOR Rate Loans for such period is determined, do not accurately reflect the cost to the Lenders of making or maintaining such Loans for such period; then the Agent shall give the Borrowers and each Lender prompt notice thereof (and shall thereafter give the Borrowers and each Lender prompt notice of the cessation, if any, of such condition), and so long as such condition remains in effect, the Lenders shall be under no obligation to make Loans of such Type or to Convert Loans of any other Type into Loans of such Type and the Borrowers shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

         5.3. Illegality. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Lender or its applicable Lending Office to: (a) honor its obligation to make LIBOR Rate Loans hereunder, or (b) maintain LIBOR Rate Loans hereunder, then such Lender shall promptly notify the Borrowers thereof (with a copy to the Agent), describing such illegality in reasonable detail (and shall thereafter promptly notify the Borrowers and the Agent of the cessation, if any, of such illegality), and such Lender's obligation to make LIBOR Rate Loans, to Continue LIBOR Rate Loans and to Convert Prime Rate Loans into LIBOR Rate Loans hereunder shall, upon written notice given by such Lender to the Borrowers, be suspended until such time as such Lender may again make and maintain LIBOR Rate Loans and such Lender's outstanding LIBOR Rate Loans shall be prepaid or Converted into another Type of Loan in accordance with the terms of this Agreement.

         5.4. Certain Conversions. If the Loans of any Lender of a particular Type (Loans of such Type are hereinafter referred to as "Affected Loans" and such Type is hereinafter referred to as the "Affected Type") are to be Converted, such Lender's Affected Loans shall automatically be Converted into Prime Rate Loans on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a Conversion required by Section 5.1(b) or Section 5.3 hereof, on such earlier date as such Lender may specify to the Borrowers with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.1(b) or
Section 5.3 that gave rise to such Conversion no longer exist:

         (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Prime Rate Loans; and

         (b) all Loans which would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Converted instead as Prime Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Prime Rate Loans.

         5.5. Compensation. The Borrowers shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall compensate such Lender for any loss (including loss of profit), cost or expense incurred by such Lender (as reasonably determined by such Lender) as a result of:

         (a) any payment or repayment or conversion of a LIBOR Rate Loan held by such Lender on a date other than the last day of an Interest Period for such LIBOR Rate Loan except pursuant to Sections 5.1 or 5.3 hereof; or

         (b) any failure by the Borrowers to borrow a LIBOR Rate Loan on the date for such borrowing specified in the relevant Borrowing Notice; such compensation to include, without limitation, an amount equal to: (i) any loss or expense suffered by such Lender during the period from the date of receipt of such early payment or repayment or the date of such conversion to the last day of such Interest Period if the rate of interest obtainable by such Lender upon the redeployment of an amount of funds equal to such Lender's pro rata share of such payment, repayment or Conversion or failure to borrow or Convert is less than the rate of interest applicable to such LIBOR Rate Loan for such Interest Period, or (ii) any loss or expense suffered by such Lender in liquidating LIBOR deposits prior to maturity which correspond to such Lender's pro rata share of such payment, repayment, Conversion, failure to borrow or failure to Convert. The determination by each such Lender of the amount of any such loss or expense, when set forth in a written notice to the Borrowers, containing such Lender's calculation thereof in reasonable detail, shall be presumed correct, in the absence of manifest error.

         5.6. Taxes. If, under any law in effect on the date of the closing of any Loan hereunder, or under any retroactive provision of any law subsequently enacted, it shall be determined that any Federal, state or local tax is payable in respect of the issuance of any Note, or in connection with the filing or recording of any assignments, mortgages, financing statements, or other documents (whether measured by the amount of Indebtedness secured or otherwise) as contemplated by this Agreement, then the Borrowers will pay any such tax and all interest and penalties, if any, and will indemnify the Lenders and the Agent against and save each of them harmless from any loss or damage resulting from or arising out of the nonpayment or delay in payment of any such tax. If any such tax or taxes shall be assessed or levied against any Lender or any other holder of a Note, such Lender, or such other holder, as the case may be, may notify each Borrower and make immediate payment thereof, together with interest or penalties in connection therewith, and shall thereupon be entitled to and shall receive immediate reimbursement therefor from each Borrower.

Notwithstanding any other provision contained in this Agreement, the covenants and agreements of the Borrowers in this Section 5.6 shall survive payment of the Obligations and the occurrence of the Facility Termination Date.

         5.7. Delivery of Tax Forms. Each Lender not organized under the laws of the United States or a state thereof shall:

         (a) deliver to the Borrowers and the Agent, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, (i) two accurate and duly completed executed copies of Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (ii) an accurate and complete Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, as the case may be; and

         (b) deliver to the Borrowers and to the Agent two further accurate and complete executed copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers; and

         (c) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the Borrowers or the Agent; unless in any such case under clause (b) above an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrowers and the Agent. Such Lender shall certify (i) in the case of Internal Revenue Service Form 1001 or 4224 that is provided pursuant to clause (a) above, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States Federal income taxes; (ii) in the case of any Internal Revenue Service Form 1001 or 4224 that is provided pursuant to clause (b) above, to the extent legally entitled to do so, that it is entitled to receive payments under this Agreement without, or at a reduced rate of, deduction or withholding of any United States Federal income taxes; and (iii) in the case of an Internal Revenue Service Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person not organized under the laws of the United States or a state thereof that is an assignee hereunder shall, prior to the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this
Section 5.7.

                                   ARTICLE VI

                           Conditions to Making Loans

         6.1. Conditions of Initial Advance. The obligation of the Lenders to make the initial Advance under the Revolving Credit Facility is subject to the conditions precedent that:

                  (a) the Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent and Lenders, the following:

                           (i) executed originals of each of this Agreement, the
                  Notes, the Security Instruments pertaining to each Project to be included in the Borrowing Base as of the Closing Date, and copies or originals of the other Loan Documents, as the case may be, together with all schedules and exhibits thereto;

                           (ii) the favorable written opinion or opinions with
                  respect to the Loan Documents and the transactions contemplated thereby of counsel to the Credit Parties dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to counsel to the Agent, substantially in the form of Exhibit G;

                           (iii) resolutions of the boards of directors or other
                  appropriate governing body (or of the appropriate committee thereof) of each Credit Party certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

                           (iv) specimen signatures of officers or other
                  appropriate representatives executing the Loan Documents on behalf of each of the Credit Parties, certified by the secretary or assistant secretary of such Credit Party;

                           (v) the Organizational Documents of each of the
                  Credit Parties certified as of a recent date by the Secretary of State of its state of organization;

                           (vi) Operating Documents of each of the Credit
                  Parties certified as of the Closing Date as true and correct by its secretary or assistant secretary;

                           (vii) certificates issued as of a recent date by the
                  Secretaries of State of the respective jurisdictions of formation of each of the Credit Parties as to the due existence and good standing of such Person;

                           (viii) appropriate certificates of qualification to
                  do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of each of the Credit Parties as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;

                           (ix) notice of appointment of the initial Authorized
                  Representative(s);

                           (x) certificate of an Authorized Representative dated
                  the Closing Date demonstrating compliance with the financial covenants contained in Sections 9.1(a) through 9.1(d), 9.2(c), 9.2(f) and 9.12 as of the fiscal quarter most recently ended, substantially in the form of Exhibit H;

                           (xi) evidence of all insurance required by the Loan
                  Documents;

                           (xii) an initial Borrowing Notice, if any, and, if
                  elected by the Borrowers, an Interest Rate Selection Notice;

                           (xiii) evidence that all fees payable by the
                  Borrowers on the Closing Date to the Agent and the Lenders have been paid in full;

                           (xiv) evidence of the filing or recordation, as
                  applicable, of (A) Uniform Commercial Code financing statements reflecting the filing in all places required by applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien as to items of Collateral relating to Projects in the Borrowing Base as of the Closing Date in which a security interest may be perfected by the filing of financing statements, (B) with respect to any Lease Project to be included in the Borrowing Base as of the Closing Date, each Mortgage in the place or places required by applicable law to perfect the Liens of the Agent under such Mortgage as a first priority Lien on the real property reflected in such Mortgage, (C) with respect to any Lease Project to be included in the Borrowing Base as of the Closing Date, each Assignment of Leases in the place or places required by applicable law to perfect the Liens of the Agent in the Collateral reflected in such Assignment of Leases, (D) with respect to any Mortgage Project to be included in the Borrowing Base as of the Closing Date, each Assignment Agreement in the place or places required by applicable law to perfect the Liens of the Agent in the Collateral reflected in such Assignment Agreement, and (E) such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien in and to such other Collateral as the Agent may require;

                           (xv) Uniform Commercial Code search results showing
                  only those Liens as are acceptable to the Lenders; and

                           (xvi) such other documents, instruments, certificates
                  and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby;

                  (b) In the good faith judgment of the Agent and the Lenders:

                           (i) there shall not have occurred or become known to
                  the Agent or the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning HCN and its Subsidiaries delivered to the Agent prior to the Closing Date that has had or could reasonably be expected to result in a Material Adverse Effect;

                           (ii) no litigation, action, suit, investigation or
                  other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be likely to result in a Material Adverse Effect; and

                           (iii) the Credit Parties shall have received all
                  approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of
                  (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any of the Credit Parties is a party or by which any of them or their properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which will not have a Material Adverse Effect; and

         6.2. Conditions of Loans. The obligations of the Lenders to make any Loans hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

                  (a) the Agent shall have received a Borrowing Notice or an Interest Rate Selection Notice, if applicable, if required by Article II or Article III;

                  (b) the Agent shall have received a Borrowing Base Certificate dated as of the date of the request for such Loan, executed by an Authorized Representative, which Borrowing Base Certificate shall include all appropriate exhibits and attachments;

                  (c) the Agent shall have received evidence of the filing or recordation, as applicable, of (i) Uniform Commercial Code financing statements reflecting the filing in all places required by applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien as to items of Collateral relating to Projects in the Borrowing Base as of the date of such Loan in which a security interest may be perfected by the filing of financing statements, (ii) with respect to any Lease Project to be included in the Borrowing Base as of the date of such Loan, each Mortgage in the place or places required by applicable law to perfect the Liens of the Agent under such Mortgage as a first priority Lien on the real property reflected in such Mortgage, (iii) with respect to any Lease Project to be included in the Borrowing Base as of the date of such Loan, each Assignment of Leases in the place or places required by applicable law to perfect the Liens of the Agent in the Collateral reflected in such Assignment of Leases, (iv) with respect to any Mortgage Project to be included in the Borrowing Base as of the date of such Loan, each Assignment Agreement in the place or places required by applicable law to perfect the Liens of the Agent in the Collateral reflected in such Assignment Agreement, and (v) such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien in and to such other Collateral as the Agent may require;

                  (d) the Agent shall have received an Eligible Project Certificate with respect to each Project identified as an Eligible Project on the Borrowing Base Certificate delivered under Section 6.2(b), and all documents to be provided in connection therewith as herein or therein specified;

                  (e) in the event that any Project included as an Eligible Project on the Borrowing Base Certificate delivered under Section 6.2(b) has as a party thereto a Subsidiary of HCN that is not previously a Borrowing Subsidiary under this Agreement, (i) such Subsidiary shall become a Borrowing Subsidiary, (ii) the Agent shall have received an Assumption Letter with respect to such Subsidiary,
         (iii) all documents, including without limitation all Notes, required to be delivered by any Borrowing Subsidiary in connection with the execution and delivery of an Assumption Letter shall have been delivered, and (iv) all conditions precedent to such Subsidiary being a Borrowing Subsidiary shall have been satisfied in full;

                  (f) the Agent shall have received executed Uniform Commercial Code financing statements on form UCC-3 for assignments, with the identity of the "Assignee" left blank, reflecting the assignment of all Uniform Commercial Code financing statements on form UCC-1 previously filed and showing the applicable Borrower as "Secured Party" and the applicable Operator as "Debtor", with respect to each Project included as an Eligible Project on the Borrowing Base Certificate delivered under Section 6.2(b);

                  (g) the representations and warranties of the Credit Parties set forth in Article VII and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 7.11(a) shall be deemed to be those financial statements most recently delivered to the Agent and the Lenders pursuant to Section 8.1 from the date financial statements are delivered to the Agent and the Lenders in accordance with such Section;

                  (h) at the time of (and after giving effect to) each Advance, no Default or Event of Default specified in Article X shall have occurred and be continuing; and

                  (i) immediately after giving effect to a Loan:

                           (i) the aggregate principal balance of all
                  outstanding Loans for each Lender shall not exceed such Lender's Revolving Credit Commitment;

                           (ii) the Revolving Credit Outstandings shall not
                  exceed the lesser of (A) the Total Revolving Credit Commitment or (B) the Maximum Available Amount; and

                           (iii) the Revolving Credit Outstandings shall not
                  exceed the Borrowing Base.

                                   ARTICLE VII

                         Representations and Warranties

         Each of the Borrowers represents and warrants with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

         7.1.     Organization.

         (a) Each Borrower and each Subsidiary is a corporation, partnership, limited liability company or other legal entity duly organized and validly existing under the laws of its state of organization and has the power and authority to own its assets and to transact the business in which it is presently engaged and in which it proposes to be engaged.

         (b) Each Borrower is in good standing in its state of organization and in each state in which it is qualified to do business. There are no jurisdictions other than as set forth on Schedule 7.1 hereto in which the character of the properties owned or proposed to be owned by each Borrower or in which the transaction of the business of each Borrower as now conducted or as proposed to be conducted requires or will require such Borrower to qualify to do business and as to which failure so to qualify could have a Material Adverse Effect on such Borrower.

         7.2. Power, Authority, Consents. Each Borrower has the power to execute, deliver and perform the Loan Documents to be executed by it. Each Borrower has the power to borrow hereunder and has taken all necessary corporate action to authorize the borrowing hereunder on the terms and conditions of this Agreement. Each Borrower has taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of the Loan Documents to be executed by it. No consent or approval of any Person (including, without limitation, any stockholder of any Borrower), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, certificate of need, approval, authorization or declaration of any governmental authority, bureau or agency, is or will be required in connection with the execution, delivery or performance by each Borrower, or the validity or enforcement of the Loan Documents, except as set forth on Schedule 7.2 hereto, each of which either has been duly and validly obtained on or prior to the date hereof and is now in full force and effect, or is designated on Schedule 7.2 as waived by the Required Lenders.

         7.3. No Violation of Law or Agreements. The execution and delivery by each Borrower of each Loan Document to which it is a party and performance by it hereunder and thereunder, will not violate any provision of law and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or any certificate of incorporation or by-laws of each Borrower, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture to which any Borrower is a party, or by which any Borrower is bound or any of their respective properties or assets is affected, except for such defaults and breaches which in the aggregate could not have a Material Adverse Effect on the Borrowers, or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of each Borrower.

         7.4. Due Execution, Validity and Enforceability. This Agreement and each other Loan Document to which each Borrower is a party has been duly executed and delivered by each Borrower that is a party thereto and each constitutes the valid and legally binding obligation of each Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

         7.5. Solvency. HCN and its Subsidiaries, on a consolidated basis, are Solvent after giving effect to the transactions contemplated by the Loan Documents.

         7.6. Subsidiaries and Stockholders. HCN has no Subsidiaries other than those Persons listed as Subsidiaries in Schedule 7.6 and additional Subsidiaries created or acquired after the Closing Date; Schedule 7.6 states as of the date hereof the organizational form of each entity, the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or other equity interest owned by HCN or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and HCN and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 7.6, free and clear of any Lien.

         7.7. Title to Properties. Each of the Borrowers has good and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary course of its business, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect.

         7.8. Judgments, Actions, Proceedings. Except as set forth on Schedule
7.8 hereto, there are no outstanding judgments, investigations, actions or proceedings, including, without limitation, any Environmental Proceeding, pending before any court or governmental authority, bureau or agency, with respect to or, to the best of each Borrower's knowledge, threatened against or affecting such Borrower or any of its assets involving, in the case of any court proceeding, a claim in excess of Two Hundred Fifty Thousand ($250,000) Dollars, nor, to the best of each Borrower's knowledge, is there any reasonable basis for the institution of any such action or proceeding that is probable of assertion, nor are there any such actions or proceedings in which any Borrower is a plaintiff or complainant.

         7.9. No Defaults; Compliance With Laws. Except as set forth on Schedule
7.9 hereto, none of the Borrowers is in default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, which default could have a Material Adverse Effect on such Borrower. Each Borrower has complied and is in compliance in all respects with all applicable laws, ordinances and regulations, resolutions, ordinances, decrees and other similar documents and instruments of all courts and governmental authorities, bureaus and agencies, domestic and foreign, including, without limitation, all applicable provisions of the Americans with Disabilities Act (42 U.S.C. 12101-12213) and the regulations issued thereunder and all applicable Environmental Laws and Regulations, non-compliance with which could have a Material Adverse Effect on such Borrower.

         7.10. Burdensome Documents. Except as set forth on Schedule 7.10 hereto, none of the Borrowers is a party to or bound by, nor are any of the properties or assets owned by any of the Borrowers used in the conduct of their respective businesses affected by, any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment, including, without limitation, any of the foregoing relating to any Environmental Liability, that materially and adversely affects their respective businesses, assets or conditions, financial or otherwise.

         7.11. Financial Statements; Projections.

                  (a) HCN has heretofore furnished to each Lender an audited consolidated and related consolidating balance sheet of HCN and its Subsidiaries as at December 31, 1997 and the notes thereto and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year then ended as examined and certified by Ernst & Young, and unaudited consolidated and consolidating interim financial statements of the Borrower and its Subsidiaries consisting of a consolidated and consolidating balance sheets and related consolidated and consolidating statements of income, stockholders' equity and cash flows, in each case without notes, for and as of the end of the nine-month period ending September 30, 1998. Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition of HCN and its Subsidiaries as of the end of such Fiscal Year and nine-month period and results of their operations and the changes in its stockholders' equity for the Fiscal Year and interim period then ended, all in conformity with GAAP applied on a Consistent Basis, subject however, in the case of unaudited interim statements to year end audit adjustments;

                  (b) since the later of (i) the date of the audited financial statements delivered pursuant to Section 7.11(a) hereof or (ii) the date of the audited financial statements most recently delivered pursuant to Section 8.1(a) hereof, there has been no material adverse change in the condition, financial or otherwise, of HCN or any of its Subsidiaries or in the businesses, properties, performance, prospects or operations of HCN or its Subsidiaries, nor have such businesses or properties been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God; and

                  (c) except as set forth in the financial statements referred to in Section 7.11(a) or in Schedule 9.2 or permitted by Section 9.2, neither Borrower nor any Subsidiary has incurred, other than in the ordinary course of business, any material Indebtedness, Contingent Obligation or other commitment or liability which remains outstanding or unsatisfied.

         7.12. Tax Returns. Each Borrower has filed all federal, state and local tax returns required to be filed by it and has not failed to pay any taxes, or interest and penalties relating thereto, on or before the due dates thereof. Except to the extent that reserves therefor are reflected in the Financial
Statements: (i) there are no material federal, state or local tax liabilities of any of the Borrowers, due or to become due for any tax year ended on or prior to the date of the Latest Balance Sheet relating to such entity, whether incurred in respect of or measured by the income of such entity, that are not properly reflected in the Latest Balance Sheet relating to such entity, and (ii) there are no material claims pending or to the knowledge of each of the Borrowers, proposed or threatened against such Borrower for past federal, state or local taxes, except those, if any, as to which proper reserves are reflected in the Financial Statements.

         7.13. Intangible Assets. Each Borrower possesses all patents, trademarks, service marks, trade names, and copyrights, and rights with respect to the foregoing, necessary to conduct its business as now conducted and as proposed to be conducted, without any conflict with the patents, trademarks, service marks, trade names, and copyrights and rights with respect to the foregoing, of any other Person.

         7.14. Regulation U. No part of the proceeds received by any of the Borrowers from the Loans will be used directly or indirectly for: (a) any purpose other than as set forth in this Agreement, or (b) the purpose of purchasing or carrying, or for payment in full or in part of Indebtedness that was incurred for the purposes of purchasing or carrying, any "margin stock", as such term is defined in Section 221.3 of Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, Part 221.

         7.15. Name Changes, Mergers, Acquisitions. Except as set forth on
Schedule 7.15 hereto, none of the Borrowers has within the six-year period immediately preceding the date of this Agreement changed its name, been the surviving entity of a merger or consolidation, or acquired all or substantially all of the assets of any Person.

         7.16. Full Disclosure. Neither the Financial Statements nor any certificate, opinion, or any other statement made or furnished in writing to the Agent or any Lender by or on behalf of the Borrowers in connection with this Agreement or the transactions contemplated herein, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading, as of the date such statement was made. There is no fact known to any Borrower that has, or would in the now foreseeable future have, a Material Adverse Effect on such Borrower, which fact has not been set forth herein, in the Financial Statements or any certificate, opinion or other written statement so made or furnished to the Agent or the Lenders.

         7.17. Licenses and Approvals.

                  (a) Each Borrower has all necessary licenses, permits and governmental authorizations, including, without limitation, licenses, permits and authorizations arising under or relating to Environmental Laws and Regulations, to own and operate its properties and to carry on its business as now conducted, the absence of which would have a Material Adverse Effect on the Borrowers.

                  (b) To the best of HCN's knowledge, no violation exists of any applicable law pertaining to the ownership or operation of any Project or any Operator that would have a reasonable likelihood of leading to revocation of any license necessary for the operation of such Project.

         7.18. ERISA.

                  (a) Except as set forth on Schedule 7.18 hereto, no Employee Benefit Plan is maintained or has ever been maintained by any Loan Party or any ERISA Affiliate, nor has any Loan Party or any ERISA Affiliate ever contributed to a Multiemployer Plan.

                  (b) There are no agreements which will provide payments to any officer, employee, shareholder or highly compensated individual which will be "parachute payments" under 280G of the Code that are nondeductible to any Loan Party and which will be subject to tax under
         Section 4999 of the Code for which any Loan Party will have a material withholding liability.

         7.19. No Default. As of the date hereof, there does not exist any Default or Event of Default hereunder.

         7.20. Environmental Laws. Except as listed on Schedule 7.20, each Borrower and each Subsidiary is in compliance with all applicable Environmental Laws and has been issued and currently maintains all required federal, state and local permits, licenses, certificates and approvals. Except as listed on
Schedule 7.20, no Borrower or any Subsidiary has been notified of any pending or threatened action, suit, proceeding or investigation, and no Borrower or any Subsidiary is aware of any facts, which (a) calls into question, or could reasonably be expected to call into question, compliance by any Borrower or any Subsidiary with any Environmental Laws, (b) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of any Borrower's or any Subsidiary's business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (c) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of any Borrower or any Subsidiary or other Credit Party to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law.

         7.21. Year 2000 Compliance. Each Borrower and its Subsidiaries have (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by information received from suppliers and vendors) that could reasonably be expected to be adversely affected by the Year 2000 Problem, (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan substantially in accordance with that timetable. Each Borrower reasonably believes that all computer applications (including those affected by information received from its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations will on a timely basis be Year 2000 Compliant, except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

         7.22. REIT Status. HCN currently has REIT Status and has maintained REIT Status on a continuous basis since its formation. None of the Subsidiaries of HCN currently has REIT Status.

                                  ARTICLE VIII

                              Affirmative Covenants

         Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, each Borrower will, and where applicable will cause each Subsidiary to:

         8.1. Financial Reports, Etc. (a) Annually, as soon as available, but in any event within ninety (90) days after the last day of each of each Fiscal Year of HCN, deliver or cause to be delivered to the Agent and each Lender (i) a consolidated balance sheet of HCN and its Subsidiaries as at such last day of the Fiscal Year, and consolidated statements of income and retained earnings and statements of cash flow, for such Fiscal Year, each prepared in accordance with GAAP applied on a Consistent Basis, in reasonable detail, and certified without qualification by a nationally recognized independent public accounting firm or by any other certified public accounting firm satisfactory to the Agent as fairly presenting the financial position and results of operations of HCN and its Subsidiaries as at and for the year ending on its date and as having been prepared in accordance with GAAP; provided, however, HCN may satisfy its obligations to deliver the financial statements described in this Section 8.1(a)(i) by furnishing to the Agent and the Lenders a copy of its annual report on Form 10-K in respect of such Fiscal Year together with the financial statements required to be attached thereto, provided HCN is required to file such annual report on Form 10-K with the Securities and Exchange Commission and such filing is actually made, and (ii) a Compliance Certificate dated as of the end of such Fiscal Year;

         (b) as soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter of HCN (except the last fiscal quarter of the Fiscal Year), deliver to the Agent and each Lender (i) a consolidated balance sheet of HCN and the Subsidiaries as of the last day of such quarter and consolidated statements of income and retained earnings and statements of cash flow, for such quarter, and on a comparative basis figures for the corresponding period of the immediately preceding Fiscal Year, all in reasonable detail, each such statement to be certified in a certificate of the chief financial officer of HCN as accurately presenting the financial position and the results of operations of HCN and its Subsidiaries as at its date and for such quarter and as having been prepared in accordance with GAAP (subject to year-end audit adjustments); provided, however, HCN may satisfy its obligations to deliver the financial statements described in this Section 8.1(b)(i) by furnishing to the Agent and the Lenders a copy of its quarterly report on Form 10-Q in respect of such fiscal quarter together with the financial statements required to be attached thereto, provided HCN is required to file such quarterly report to Form 10-Q with the Securities and Exchange Commission and such filing is actually made, and (ii) a Compliance Certificate containing computations for such fiscal quarter and dated as of the end of such fiscal quarter;

         (c) together with each delivery of the financial statements required by
Section 8.1(a)(i), deliver to the Agent and each Lender a certificate of the independent certified public accountants of HCN addressed specifically to both HCN and the Agent to the effect that during the course of their audit of the operations of HCN and its Subsidiaries and its condition as of the end of the Fiscal Year, nothing has come to their attention which would indicate that a Default or an Event of Default hereunder has occurred or that there was any violation of the covenants of HCN and its Subsidiaries contained in Article 9 of this Agreement, or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement;

         (d) not later than the last Business Day of each Fiscal Year, deliver to the Agent and each Lender a capital and operating expense budget and consolidated financial projections for HCN and its Subsidiaries for the next Fiscal Year, prepared in accordance with GAAP applied on a Consistent Basis;

         (e) not later than fifteen (15) days after the end of each fiscal quarter, deliver to the Agent and each Lender a Borrowing Base Certificate, together with all attachments and documents required to be delivered in connection therewith as herein or therein specified;

         (f) promptly following the occurrence of any Borrowing Base Adjustment Event, and in no event later than five (5) Business Days thereafter, deliver to the Agent and each Lender a Borrowing Base Adjustment Certificate, a Borrowing Base Certificate, and in the event such Borrowing Base Adjustment Event involves a change in the Project Classification of any Project, an Eligible Project Certificate with respect to such Project;

         (g) deliver to the Agent and each Lender a Borrowing Base Covenant Certificate (A) not later than fifteen (15) days after the end of each fiscal quarter, and (B) promptly upon any officer of any Borrower obtaining knowledge or notice of any Project being out of compliance with any Borrowing Base Covenant, and in no event later than five (5) Business Days after receipt of such knowledge;

         (h) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding any Borrower's and any Subsidiary's operations, business affairs and financial condition as the Agent or such Lender may reasonably request;

         (i) prior to any Project being added to the Borrowing Base, deliver to the Agent an Eligible Project Certificate with respect to such Project and a Borrowing Base Certificate reflecting the inclusion of such Project, together with all documents to be provided in connection therewith as herein or therein specified;

         (j) not later than January 31st of each year, deliver to the Agent copies of HCN's business plan and financial projections for the upcoming three
(3) Fiscal Years (together with a copy in writing of the assumptions on which such business plan and projections were based), each certified by HCN's chief financial officer and illustrating the projected income statements, balance sheets and statements of changes in cash flow on a consolidated basis;

         (k) as soon as available, but in any event not more than forty-five
(45) days after the end of each fiscal quarter of HCN, deliver to the Agent a copy of each report with respect to the Projects and the Operators delivered to the lending parties to the Fleet Agreement pursuant to Section 5.8(a) of the Fleet Agreement (as in effect on the Closing Date);

         (l) within thirty (30) days after the receipt thereof by any Borrower, deliver to the Agent a copy of the annual audited financial statements of each publicly-held Operator delivered to HCN by such Operator or any other Person;

         (m) promptly after a written request therefor, deliver to the Agent such other information regarding the financial condition of any Operator as the Agent or any Lender may from time to time reasonably request;

         (n) promptly upon their becoming available, deliver to the Agent copies of any (i) financial statements, non-routine reports and notices (other than routine correspondence), any of which are of a material nature, requests for waivers and proxy statements, in each case, delivered by HCN or any of its Subsidiaries to any of their respective existing lending institutions or creditors; (ii) correspondence or notices received by HCN from any federal, state or local governmental authority that regulates the operations of HCN or any of its Subsidiaries, relating to an actual or threatened change or development that would be materially adverse to HCN or any Subsidiary or any Eligible Project; (iii) registration statements and any amendments and supplements thereto, and any regular and periodic reports, if any, filed by HCN or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of the said Commission; and (iv) at the request of the Agent, any appraisals received by HCN or any of its Subsidiaries with respect to the properties or assets of HCN or its Subsidiaries during the term of this Agreement;

         (o) promptly upon the occurrence thereof, deliver to the Agent any documents and correspondence relating to any change in the status of any Operator with respect to the Operator's management or operation of, or activities pertaining to, any Project, including without limitation any Medicare or Medicaid status;

         (p) promptly after a written request therefor, deliver to the Agent any appraisals received by HCN or any Subsidiary with respect to the properties or assets of HCN or any Subsidiary;

         (q) promptly after a written request therefor, deliver to the Agent such other financial information and data or information demonstrating compliance with the requirements of this Agreement, the Notes and the other Loan Documents, as the Agent or any Lender may reasonably request from time to time;

         (r) promptly after a written request therefor, deliver to the Agent, with respect to any Project included or proposed to be included in the Borrowing Base, any market study, plan and cost review, verification of costs to date and contractor review;



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
         (s) promptly upon receipt thereof, deliver to the Agent and the Lenders copies of all material reports submitted to HCN by its independent accountants in connection with any annual or interim audit of the books of HCN or its Subsidiaries made by such accountants which material reports are a necessary part of such annual or interim audit;

         (t) upon any officer of any Borrower obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of any Borrower or any Subsidiary or other Credit Party to any Lender, or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action such Borrower or such Subsidiary or other Credit Party proposes to take with respect thereto;

         (u) concurrently with such filing, deliver to the Agent a copy of each Form 5500 that is filed with respect to each Plan with the IRS;

         (v) promptly, upon their becoming available, deliver to the Agent copies of: (i) all correspondence with the PBGC, the Secretary of Labor or any representative of the IRS with respect to any Plan, relating to an actual or threatened change or development that would be materially adverse to any Borrower as to HCN and its Subsidiaries; (ii) all actuarial valuations received by any Borrower with respect to any Plan; and (iii) any notices of Plan termination filed by any Plan Administrator (as those terms are used in ERISA) with the PBGC and of any notices from the PBGC to any Borrower with respect to the intent of the PBGC to institute involuntary termination proceedings;

         (w) upon any officer or any representative of any Borrower or any Authorized Representative receiving any request by any Operator that a Borrower consent to any assignment, sublease, mortgage, hypothecation, pledge, or any other transfer of the interest of such Operator in any lease of a Project, or in the leased property of the Project, in whole or in part, cause such officer or an Authorized Representative to promptly notify the Agent of the nature of such request and the terms of the proposed action to be taken by such Operator, and to deliver to the Agent all documents received by any Borrower in connection with such request; and

         (x) promptly after a written request therefor, deliver to the Agent and the Lenders such other material additional information regarding the business, affairs and condition of any Borrower as the Agent may from time to time request, including, without limitation, quarterly schedules, in form and substance satisfactory to the Agent, with respect to HCN on a consolidated basis, of recorded liabilities, unfunded commitments, contingent liabilities and other similar material items.

         8.2. Books and Records. Keep proper books of record and account in a manner reasonably satisfactory to the Agent in which full and true entries shall be made of all dealings or transactions in relation to its business and activities.

         8.3. Inspections and Audits. Permit the Agent to make or cause to be made (prior to an Event of Default, at the Lenders' expense and after the occurrence of and during the continuance of an Event of Default, at the Borrowers' expense), inspections and audits of any books, records and papers of HCN or any Subsidiary and to make extracts therefrom and copies thereof, including without limitation any plans and specifications with respect to any Project, or to make appraisals, inspections and examinations of any properties and facilities of HCN or any Subsidiary, on reasonable notice, at all such reasonable times and as often as any Lender may reasonably require, in order to assure that the Borrowers are and will be in compliance with their obligations under the Loan Documents or to evaluate the investment in the then outstanding Notes.

         8.4. Maintenance and Repairs. Cause to be maintained in good repair, working order and condition, subject to normal wear and tear, all material properties and assets from time to time owned by HCN or any Subsidiary and used in or necessary for the operation of its businesses, and make or cause to be made all reasonable repairs, replacements, additions and improvements thereto.

         8.5. Continuance of Business. Do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect the corporate existence of HCN or any Subsidiary and all permits, rights and privileges necessary for the proper conduct of its business, and continue to engage in the same line of business and compliance in all material respects with all applicable laws, regulations and orders.

         8.6. Copies of Corporate Documents. Subject to the prohibitions set forth in Section 9.7 hereof, promptly deliver to the Agent copies of any amendments or modifications to the certificate of incorporation and by-laws of HCN or any Subsidiary, certified with respect to the certificate of incorporation by the Secretary of State of its state of incorporation and, with respect to the by-laws, by the secretary or assistant secretary of such corporation.

         8.7. Perform Obligations. Pay and discharge all of the obligations and liabilities of HCN or any Subsidiary, including, without limitation, all taxes, assessments and governmental charges upon its income and properties when due, unless and to the extent only that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by HCN or any subsidiary, and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties.

         8.8. Notice of Litigation. Promptly notify the Agent in writing of any litigation, legal proceeding or dispute, other than disputes in the ordinary course of business or, whether or not in the ordinary course of business, involving amounts in excess of two million five hundred thousand ($2,500,000) Dollars, affecting HCN or any Subsidiary or pertaining to any Project in the Borrowing Base, whether or not fully covered by insurance, and regardless of the subject matter thereof (excluding, however, any actions relating to workers' compensation claims or negligence claims relating to use of motor vehicles, if fully covered by insurance, subject to deductibles).

         8.9. Insurance.

         (a) (i) Maintain or cause to maintain with responsible insurance companies reasonably acceptable to the Agent such insurance on the properties of HCN or any Subsidiary, in such amounts and against such risks as is customarily maintained by similar businesses and cause each Operator to do so, but in any event that insurance required by the terms of the Security Instruments; (ii) file with the Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby; and (iii) within ten (10) days after notice in writing from the Agent, obtain such additional insurance as the Agent may reasonably request; and

         (b) Carry all insurance available through the PBGC or any private insurance companies covering its obligations to the PBGC.

         8.10. Notice of Certain Events.

         (a) Promptly notify the Agent in writing of the occurrence of any Reportable Event, as defined in Section 4043 of ERISA, if a notice of such Reportable Event is required under ERISA to be delivered to the PBGC within 30 days after the occurrence thereof, together with a description of such Reportable Event and a statement of the action the Borrower(s) or the ERISA Affiliate intends to take with respect thereto, together with a copy of the notice thereof given to the PBGC.

         (b) Promptly notify the Agent in writing if any Borrower or any ERISA Affiliate receives an assessment of withdrawal liability in connection with a complete or partial withdrawal with respect to any Multiemployer Plan, together with a statement of the action that such Borrower or ERISA Affiliate intends to take with respect thereto.

         (c) Promptly notify the Agent in writing if any Borrower receives: (i) any notice of any violation or administrative or judicial complaint or order having been filed or about to be filed against such Borrower alleging violations of any Environmental Law and Regulation, or (ii) any notice from any governmental body or any other Person alleging that such Borrower is or may be subject to any Environmental Liability; and promptly upon receipt thereof, provide the Agent with a copy of such notice together with a statement of the action such Borrower intends to take with respect thereto.

         8.11. Comply With ERISA. Materially comply with all applicable provisions of ERISA and the Code now or hereafter in effect.

         8.12. Environmental Compliance. Operate or cause to operate all property owned, operated or leased by it in compliance with all Environmental Laws and Regulations, such that no Environmental Liability arises under any Environmental Laws and Regulations, which would result in a Lien on any property of any Borrower.


         8.13. INDEMNIFICATION. WITHOUT LIMITING THE GENERALITY OF SECTION 12.9, EACH BORROWER HEREBY AGREES JOINTLY AND SEVERALLY TO INDEMNIFY AND HOLD THE AGENT AND THE LENDERS, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, PENALTIES, LIABILITIES, DAMAGES AND EXPENSES

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(INCLUDING ASSESSMENT AND CLEANUP COSTS AND REASONABLE ATTORNEYS', CONSULTANTS'
OR OTHER EXPERT FEES, EXPENSES AND DISBURSEMENTS) ARISING DIRECTLY OR INDIRECTLY FROM, OUT OF OR BY REASON OF (A) THE VIOLATION OF ANY ENVIRONMENTAL LAW BY THE BORROWER OR ANY SUBSIDIARY OR WITH RESPECT TO ANY PROPERTY OWNED, OPERATED OR LEASED BY THE BORROWER OR ANY SUBSIDIARY OR (B) THE HANDLING, STORAGE, TRANSPORTATION, TREATMENT, EMISSION, RELEASE, DISCHARGE OR DISPOSAL OF ANY HAZARDOUS MATERIALS BY OR ON BEHALF OF THE BORROWER OR ANY SUBSIDIARY, OR ON OR WITH RESPECT TO PROPERTY OWNED OR LEASED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY. THE PROVISIONS OF THIS SECTION 8.13 SHALL SURVIVE THE FACILITY TERMINATION DATE AND EXPIRATION OR TERMINATION OF THIS AGREEMENT.

         8.14. Maintenance of REIT Status. Maintain its REIT Status.

         8.15. Long-Term Care Facilities. Ensure that not less than seventy (70%) percent of its investments in Projects, whether as owner or mortgagee, are in Long-Term Care Facilities.

         8.16. Behavioral Care Facilities. Ensure that not more than ten (10%) percent of its investments in Projects, whether as owner or mortgagee, are in Projects classified as "Behavioral Care".

         8.17. Operator Concentration. Ensure that not more than twenty (20%) percent of the Borrowers' investments are in Projects maintained with a single Operator (including any Affiliates of such Operator).

         8.18. Year 2000 Compliance. Each Borrower will promptly notify the Agent and the Lenders in the event such Borrower discovers or determines that any computer application (including those affected by information received from its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

         8.19. Governmental Licenses. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents.

         8.20. Further Assurances. At the Borrowers' cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement, the Security Instruments and the other Loan Documents.



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
         8.21. Fleet Agreement Amendment. In the event that HCN or any Subsidiary agrees to any amendment of the Fleet Agreement, (i) the Borrowers shall give prompt notice thereof to the Agent, (ii) in the event that such amendment will have the effect of making more restrictive any financial covenant found in Section 6.9 of the Fleet Agreement (as in effect on the Closing Date) or any successor provision thereof, the Borrowers and the Agent shall (unless waived by the Required Lenders) amend the applicable financial covenants found in this Agreement to match the changes to the Fleet Agreement as closely as possible, and (iii) in the event of any other amendment to the Fleet Agreement, the Borrowers shall enter into good faith negotiations with the Agent to amend this Agreement as necessary to preserve the credit quality, status and intent of this Agreement.

                                   ARTICLE IX

                               Negative Covenants

         Until the Obligations have been paid and satisfied in full and this Agreement has been terminated in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, no Borrower will, nor will any Borrower permit any Subsidiary to:

         9.1. Financial Covenants.

         (a) Leverage Ratio. Permit the ratio of Funded Indebtedness of HCN and its Subsidiaries, on a consolidated basis, to Tangible Net Worth of HCN and its Subsidiaries, on a consolidated basis (the "Leverage Ratio"), to be greater than 1.10:1.00; provided, so long as the Leverage Ratio for any two consecutive fiscal quarters does not exceed 1.10:1.00 (each, a "Leverage Test Period"), then the Leverage Ratio for the two consecutive fiscal quarters immediately succeeding such Leverage Test Period may increase to a maximum of 1.20:1.00;

         (b) Tangible Net Worth. Permit Tangible Net Worth of HCN and its Subsidiaries, on a consolidated basis, to be less than the Base Net Worth Amount, plus 100% of the Net Issuance Proceeds received by HCN (or any of its Subsidiaries) in connection with the issuance of any equity interest in HCN (or any of its Subsidiaries) other than any such equity interests issued in connection with any dividend reinvestment program(s). For purposes of this
Section 9.1(b), "Base Net Worth Amount" shall mean $300,000,000 plus 100% of the Net Proceeds of any issuance of any equity interest in any Borrower (other than any equity issuance in connection with any dividend reinvestment program) from March 28, 1997 to and including the Closing Date;

         (c) Interest Coverage. Permit at any time the Interest Coverage to be less than 200%; and

         (d) HCN's Fixed Coverage Ratio. Permit at any time HCN's Fixed Coverage Ratio to be less than 1.05 to 1.00.

         9.2. Indebtedness. Create, incur, permit to exist or have outstanding any Indebtedness, except:

         (a) Indebtedness of the Borrowers to the Lenders and the Agent and under this Agreement and the Notes;

         (b) taxes, assessments and governmental charges, non-interest bearing accounts payable and accrued liabilities, in any case not more than 90 days past due from the original due date thereof (unless the failure to satisfy such obligations is pursuant to the good faith contest by appropriate dispute or other proceedings as set forth in Section 8.7 hereof), and noninterest bearing deferred liabilities other than for borrowed money (e.g., deferred compensation and deferred taxes), in each case incurred and continuing in the ordinary course of business;

         (c) Indebtedness secured by the security interests on property other than the Collateral referred to in Section 9.3(b) hereof;

         (d) Indebtedness consisting of contingent obligations permitted by
Section 9.4 hereof;

         (e) unsecured Indebtedness;

         (f) in addition to the Indebtedness otherwise permitted under this
Section 9.2, Indebtedness secured by Liens on property other than the Collateral provided that immediately after giving effect to the incurrence of such Indebtedness, the total outstanding amount of such Indebtedness of HCN, on a consolidated basis, does not exceed fifteen (15%) percent of HCN's consolidated Tangible Net Worth as of the end of the most recently completed fiscal quarter of HCN; and

         (g) as set forth on Schedule 9.2 hereto.

         9.3. Liens. Create, or assume or permit to exist, any Lien on any of the properties or assets of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, except:

         (a) Permitted Liens;

         (b) purchase money Liens on property acquired or held by HCN or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that (i) any such Lien attaches to such property concurrently with or within twenty (20) days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the aggregate amount of all such Indebtedness on a consolidated basis for HCN and its Subsidiaries shall not at any time exceed $1,000,000.00;

         (c) Liens securing Indebtedness permitted under Section 9.2(f) hereof; and

         (d) Liens as set forth on Schedule 9.3 hereto.

         9.4. Guaranties. Assume, endorse, be or become liable for, or guarantee, the obligations of any Person, except (i) by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (ii) guarantees in support of Projects if, after giving effect to the proposed guarantee, the aggregate amount of all such obligations guaranteed by the Borrowers, or any of them (exclusive of the guarantees referred to in Section 9.4(iii) hereof), would not exceed Thirty Million ($30,000,000) Dollars, and (iii) as set forth on Schedule 9.2 hereof. For the purposes hereof, the term "guarantee" shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Indebtedness of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another person to make payment of Indebtedness, or to make any payment (whether as an advance, capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the Indebtedness of another Person, or to supply funds to or in any manner invest in another Person in connection with such Person's Indebtedness.

         9.5. Mergers and Acquisitions. Merge or consolidate with any Person, or, acquire all or substantially all of the assets or any of the capital stock of any Person unless (a) a Borrower is the surviving entity, (b) no Default or Event of Default exists or will occur after giving effect thereto, and (c) the consideration paid in connection with any such merger or acquisition does not exceed an amount equal to ten (10%) percent of Healthcare Assets as at the date of the consummation of such transaction, prior to giving effect to such transaction.

         9.6. Distributions. Declare or pay any dividends or make any distribution of any kind on HCN's outstanding stock, or set aside any sum for any such purpose, except that:

         (a) HCN may declare and make dividend payments or other distributions payable solely in its common stock;

         (b) HCN may declare and pay cash dividends if, and only if: (x) at the time of such payment and after giving effect thereto, no Event of Default shall exist hereunder, and (y) after giving effect to such dividend payment, the aggregate amount of all dividends declared and paid during the Fiscal Year of HCN in which such payment is proposed to be made would not exceed an amount equal to ninety-five (95%) percent of EBITDA (as shown on the audited consolidated income statement of HCN for such fiscal year furnished to the Agent in accordance with Section 8.1(a) hereof); and

         (c) if a Default or an Event of Default exists or will occur as a result of the dividend payment, HCN may declare and pay dividends to the minimum extent necessary (taking into account any dividends or distributions otherwise made) to generate the minimum deduction for dividends paid during each year that would be required to satisfy Code Section 857(a)(1).

         9.7. Changes in Structure. Amend, supplement or modify the certificate of incorporation or by-laws of any Borrower in a manner which would be reasonably likely to cause a Material Adverse Effect.

         9.8. Disposition of Assets. Make any Disposition of Property, or enter into any agreement to do so, unless (a) the Disposition is at fair market value,
(b) at the time of the Disposition no Event of Default exists, and (c) any mandatory prepayment required in connection therewith under Section 2.1(b) or
Section 2.1(e) is made as provided therein.

         9.9. Investments. Make, or suffer to exist, any Investment in any Person, including, without limitation, any shareholder, director, officer or employee of HCN or any of its Subsidiaries, except:

         (a) Investments in:

                  (i) obligations issued or guaranteed by the United States of America;

                  (ii) certificates of deposit, bankers acceptances and other "money market instruments" issued by any bank or trust company organized under the laws of the United States of America or any State thereof and having capital and surplus in an aggregate amount of not less than $100,000,000;

                  (iii) open market commercial paper bearing the highest credit rating issued by S&P or by another nationally recognized credit rating agency;

                  (iv) repurchase agreements entered into with any bank or trust company organized under the laws of the United States of America or any State thereof and having capital and surplus in an aggregate amount of not less than $100,000,000 relating to United States of America government obligations; and

                  (v) shares of "money market funds", each having net assets of not less than $100,000,000;

         in each case maturing or being due or payable in full not more than 180 days after the Borrowers' acquisition thereof;

         (b) Investments by HCN in any Borrowing Subsidiary, and by any Borrowing Subsidiary in HCN or another Borrowing Subsidiary;

         (c) the acquisition by HCN and its Subsidiaries, on a consolidated basis, of healthcare assets consisting of Projects and mortgages in favor of a Borrower upon such Projects and, subject to Section 9.9(d) below, Investments in Operators in the ordinary course of business;

         (d) Investments in any Person provided that the aggregate Cash portion of all such Investments does not exceed an amount equal to ten (10%) percent of Healthcare Assets as at any date of determination thereof, prior to giving effect to any such Investment;

For purposes of Sections 9.9(a) through (d) and Section 9.15 hereof, "Investments" shall mean, by any Person:

                  (i) the amount paid or committed to be paid, or the value of property or services contributed or committed to be contributed, by such Person for or in connection with the acquisition by such Person of any stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person; and

                  (ii) the amount of any advance, loan or extension of credit by such Person, to any other Person, or guaranty or other similar obligation of such Person with respect to any Indebtedness of such other Person, and (without duplication) any amount committed to be advanced, loaned, or extended by such Person to any other Person, or any amount the payment of which is committed to be assured by a guaranty or similar obligation by such Person for the benefit of, such other Person.

         9.10. Fiscal Year. Change its fiscal year.

         9.11. ERISA Obligations. Permit the establishment of any Employee Benefit Plan or amend any Employee Benefit Plan which establishment or amendment could result in liability to any Credit Party or increase the obligation for post-retirement welfare benefits of any Credit Party which liability or increase, individually or together with all similar liabilities and increases, has a Material Adverse Effect on any Credit Party.

         9.12. Capital Expenditures. Except as set forth on Schedule 9.12 hereof, make or be or become obligated to make Capital Expenditures in the aggregate for HCN and its Subsidiaries on a consolidated basis, during each fiscal year of HCN and its Subsidiaries, in excess of Three Hundred Fifty Thousand ($350,000.00) Dollars (exclusive of Investments permitted under Section
9.9 hereof).

         9.13. Rental Obligations. Enter into, or permit to remain in effect, any lease (other than Capital Leases that are governed by Section 9.12 hereof), if, after giving effect thereto, the aggregate amount of all rentals and other obligations, including, without limitation, all percentage rents and additional rent, due from HCN and its Subsidiaries thereunder would exceed Three Hundred Fifty Thousand ($350,000.00) Dollars during any fiscal year.

         9.14. Use of Cash. Use, or permit to be used, in any manner or to any extent, each Borrower's Cash from operations for the benefit of any Person, except: (a) in connection with the payment or prepayment of expenses (other than Capital Expenditures) directly incurred for the benefit of each Borrower in the maintenance and operation of its business, in each case only in the ordinary course of its business, (b) for the payment of required payments of principal and interest on Indebtedness of each Borrower permitted to exist hereunder, and
(c) for uses that are otherwise specifically permitted by this Agreement.

         9.15. Transactions With Affiliates. Except as expressly permitted by this Agreement, directly or indirectly: (a) make any Investment in an Affiliate;
(b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (c) merge into or consolidate with or purchase or acquire assets from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided, however, that: (i) payments on Investments expressly permitted by Section 9.9 hereof may be made, (ii) any Affiliate who is a natural person may serve as an employee or director of HCN or any Subsidiary and receive reasonable compensation for his services in such capacity, and (iii) HCN or any Subsidiary may enter into any transaction with an Affiliate providing for the leasing of property, the rendering or receipt of services or the purchase or sale of product, inventory and other assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to HCN or a Subsidiary as the monetary or business consideration that would obtain in a comparable arm's length transaction with a Person not an Affiliate.

         9.16. Hazardous Material. Cause or permit: (i) any Hazardous Material to be placed, held, located or disposed of, on, under or at any Project or any part thereof, except for such Hazardous Materials that are necessary for HCN's or any Subsidiary's or any Operator's operation of its business thereon and which shall be used, stored, treated and disposed of in compliance with all applicable Environmental Laws and Regulations or (ii) such Project or any part thereof to be used as a collection, storage, treatment or disposal site for any Hazardous Material. HCN and each Subsidiary acknowledges and agrees that the Agent and the Lenders shall have no liability or responsibility for either:

         (a) damage, loss or injury to human health, the environment or natural resources caused by the presence, disposal, release or threatened release of Hazardous Materials on any part of such Project; or

         (b) abatement and/or clean-up required under any applicable Environmental Laws and Regulations for a release, threatened release or disposal of any Hazardous Materials located at any Project or used by or in connection with the HCN's or any Subsidiary's or any Operator's business.

         9.17. Construction Investments. Permit the outstanding principal amount, accrued interest on and related fees in connection with its Construction Investments to exceed (i) an amount equal to twenty percent (20%) of the Borrowers' consolidated Investments in Healthcare Assets through and including March, 1999, and (ii) an amount equal to seventeen and one-half percent (17.5%) of the Borrowers' consolidated Investments in Healthcare Assets at any time thereafter; provided, the Borrowers shall not make a Construction Investment for a Project unless (A) there is included in the terms thereof an agreement for the conversion of the applicable Borrower's interests in the Project upon the completion thereof into full ownership or a mortgage interest, and (B) if a mortgage interest, the applicable Borrower shall retain a first Lien on such Project.

         9.18. Consent to Leasehold Transfers. Without the prior written consent of the Agent (which consent shall not be unreasonably withheld), consent to any assignment, sublease, mortgage, hypothecation, pledge or transfer by any Operator of any of such Operator's interest in any Project, in any lease of any Project, or in the leased property of any Project, in whole or in part; provided, however, that the prior written consent of the Agent shall not be required in connection with an assignment of a leasehold interest in any case where (i) the applicable Borrower is required to consent to the assignment of a leasehold interest to Carematrix Corporation or to Balanced Care Corporation, or an affiliate of either of them, upon satisfaction of certain conditions specified in the applicable lease, or (ii) the applicable Borrower has consented, prior to the date hereof, to a future assignment of any leasehold interest to, or the exercise of an option to acquire any leasehold interest by, Carematrix Corporation or to Balanced Care Corporation, or an affiliate of either of them; provided, further, however, that in the event of an assignment of a leasehold interest permitted under subsection (i) or (ii) above, the Borrowers shall deliver to the Agent, promptly upon the occurrence of such an assignment, notice of such assignment and a copy of all documents with respect to such assignment.

         9.19. Amendment; Default of Material Contract. Take any action to amend, cancel, terminate, waive any provision of, or consent to the noncompliance with any term of any material contract (material contracts being deemed to include, without limitation, each Operating Lease, each Loan Agreement and each Project Document); provided, however, that a Borrower may take any such action so long as such action (i) does not change a financial provision of any agreement which is the subject of any Security Instrument, unless such change
(A) is within such Borrower's customary business practices and is reasonable based upon the financial market conditions at the time of such change, or (B) involves an increase in the lease amount or loan amount of not more than 10%,
(ii) does not change any provision in any agreement which is the subject of a Security Instrument and which provision is expressly for the benefit of or is intended to benefit the mortgagee, secured party or assignee with respect thereto, (iii) is taken in the ordinary course of a Borrower's or a Subsidiary's business, (iv) would not result in a Material Adverse Effect, (v) will not have an adverse effect on the interest (including perfection and priority of any security interest or Lien in favor of a Borrower or the Agent for the benefit of the Agent and the Lenders) of the Lenders in such agreement or the assets with respect thereto, and (vi) with respect to any management agreement relating to any Project, does not materially increase any fee or release any party thereto of any material obligation thereunder. If any such amendment, cancellation, termination, waiver, consent or other change to any document is made in compliance with the terms of (i) through (vi) above, the Borrowers will (X) give the Agent prompt notice thereof, and (Y) deliver to the Agent a revised Borrowing Base Certificate, with all attachments required thereunder and hereunder, and an Eligible Project Certificate with respect to each Project affected thereby, in each case after giving effect to such occurrence.]

                                    ARTICLE X

                       Events of Default and Acceleration

         10.1. Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

                  (a) failure by any Borrower to make any payment or mandatory repayment of principal or interest upon any Loan or other Obligation or to make any payment of any fee when due; or

                  (b) failure by any Borrower to perform or observe any of the agreements of a Borrower contained in or Article 9 hereof; or

                  (c) failure by any Borrower to perform or observe any other term, condition or covenant of this Agreement or of any of the other Loan Documents to which it is a party, which shall remain unremedied for a period of thirty (30) days after notice thereof shall have been given to such Borrower by the Agent; or

                  (d) the occurrence of any event that constitutes a "Default " or "Event of Default" under the Fleet Agreement, as such terms are defined therein.

                  (e) (i) failure by HCN or any Subsidiary to perform or observe any term, condition or covenant of any bond, note, debenture, loan agreement, indenture, Contingent Obligation, trust agreement, mortgage, Rate Hedging Obligation or similar instrument to which it is a party or by which it is bound, or by which any of its properties or assets may be affected, other than the Loans and other Obligations (a "Debt Instrument"), so that, as a result of any such failure to perform, the Indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or

                  (ii) any event or condition referred to in any Debt Instrument shall occur or fail to occur, so that, as a result thereof, the Indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or

                  (iii) failure to pay any Indebtedness for borrowed money due at final maturity or pursuant to demand under any Debt Instrument;

         provided, however, that the provisions of this Section 10.1(e) shall not be applicable to any Debt Instrument that on the date this Section 10.1(e) would otherwise be applicable thereto, relates to or evidences Indebtedness in a principal amount of less than $1,500,000; or

                  (f) any representation or warranty made in writing to any of the Lenders or the Agent in any of the Loan Documents or in connection with the making of the Loans, or any certificate, statement or report made or delivered in compliance with this Agreement or any of the Loan Documents, shall have been false or misleading in any material respect when made or delivered; or

                  (g) HCN or any Subsidiary shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent, petition or apply to any tribunal for the appointment of a receiver, custodian, or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or HCN or any Subsidiary shall take any corporate action to authorize any of the foregoing actions; or there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, that remains undismissed for a period of sixty (60) days or more; or any order for relief shall be entered in any such proceeding; HCN or any Subsidiary by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or any substantial part of its properties, or shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more; or

                  (h) HCN or any Subsidiary shall generally not pay its debts as such debts become due; or

                  (i) HCN or any Subsidiary shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property that may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its property through legal proceedings or distraint that is not vacated within thirty (30) days from the date thereof; or

                  (j) any judgment against HCN or any Subsidiary or any attachment, levy or execution against any of its properties for any amount in excess of One Million Five Hundred Thousand ($1,500,000) Dollars shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days or more; or

                  (k) the termination of any Plan or the institution by the PBGC of proceedings for the involuntary termination of any Plan, in either case, by reason of, or that results or could result in, a "material accumulated funding deficiency" under Section 412 of the Code; or

                  (l) failure by HCN or any Subsidiary to make required contributions, in accordance with the applicable provisions of ERISA, to each of the Plans hereafter established or assumed by it; or

                  (m) there shall occur a Material Adverse Effect; or

                  (n) (i) any Person, or a group of related Persons, shall acquire (a) beneficial ownership in excess of 25% of the outstanding stock of HCN or other voting interest having ordinary voting powers to elect a majority of the directors, managers or trustees of HCN (irrespective of whether at such time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency), or (b) all or substantially all of the Investments of HCN, or (ii) a majority of the Board of Directors of HCN, at any time, shall be composed of Persons other than (a) Persons who were members of the Board of Directors on the date of this Agreement, or (b) Persons who subsequently become members of the Board of Directors and who either (x) are appointed or recommended for election with the affirmative vote of a majority of the directors in office as of the date of this

         Agreement, or (y) are appointed or recommended for election with the affirmative vote of a majority of the Board of Directors of HCN then in office; or

                  (o) HCN shall at any time fail to maintain its REIT Status, or HCN or any Subsidiary shall lose, through suspension, termination, impoundment, revocation, failure to renew or otherwise, any material license or permit; or

                  (p) George L. Chapman shall cease for any reason whatsoever, including, without limitation, death or disability (as such disability shall be determined in the reasonable judgment of the Agent) to be and continuously perform the duties of an executive officer of HCN and to be a member of its Board of Directors or, if such cessation shall occur as a result of the death or such disability, no successor satisfactory to the Agent, in its sole discretion, shall have become and shall have commenced to perform the duties of such executive officer of HCN and serve as a member of HCN's Board of Directors within thirty (30) days after such cessation; provided, however, that if any satisfactory successor shall have been so elected and shall have commenced performance of such duties within such period, the name of such successor or successors shall be deemed to have been inserted in place of George L. Chapman in this Section 10.1(o); or

                  (q) any of the Borrowers or any of their respective Projects shall become subject to one or more Liens for costs or damages in excess of One Million ($1,000,000) Dollars individually or in the aggregate under any Environmental Laws and Regulations, such Liens shall remain in place for thirty (30) days after the creation thereof and such Liens are reasonably likely to cause a Material Adverse Effect; or

                  (r) thirty (30) days after the acceleration by any Borrower of the obligations of an Operator as a result of any default in the payment of amounts which are due and owing under any lease, note, mortgage or related security documents in connection with any Project of such Operator (such Project, herein referred to as the "Defaulted Project"), in the event the sum of Lease Rental Expense and/or Mortgage Expense arising from (i) the Defaulted Project, and (ii) all Pooled Projects, if any, of which the Defaulted Project is a part, which have a Fixed Charge Coverage of less than 1.0 to 1.0, account for 12.50% or more of the aggregate amount of all Lease Rental Expense and/or Mortgage Expense owing to the Borrowers from all Operators during the immediately preceding four (4) calendar quarters; or

                  (s) if there shall occur and not be waived an Event of Default as defined in any of the other Loan Documents;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

                  (A) either or both of the following actions may be taken: (i) the Agent, with the consent of the Required Lenders, may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders to make further Loans terminated, whereupon the obligation of each Lender to make further Loans hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrowers any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of any Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (f), (g) or (h) above, then the obligation of the Lenders to make Loans hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders; and

                  (B) the Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

         10.2. Agent to Act. In case any one or more Events of Default shall occur and not have been waived, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

         10.3. Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other

Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         10.4. No Waiver. No course of dealing between any Borrower and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

         10.5. Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to
Article X hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Agent in the following order:

                  (a) the reasonable expenses incurred in connection with retaking, holding, preserving, processing, maintaining or preparing for sale, lease or other disposition of, any Collateral, including reasonable attorney's fees and legal expenses pertaining thereto;

                  (b) amounts due to the Lenders pursuant to Sections 3.6(a), 3.6(b) and 12.5;

                  (c) amounts due to the Agent pursuant to Section 3.6(c);

                  (d) payments of interest on Loans, to be applied for the ratable benefit of the Lenders;

                  (e) payments of principal of Loans, to be applied for the ratable benefit of the Lenders;

                  (f) amounts due to the Agent and the Lenders pursuant to Sections 8.13 and 12.9;

                  (g) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders;

                  (h) amounts due to any of the Lenders in respect of Obligations consisting of liabilities under any Swap Agreement with any of the Lenders on a pro rata basis according to the amounts owed; and

                  (i) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.

                                   ARTICLE XI

                                    The Agent

         11.1. Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.5 and the first sentence of Section 11.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents):

                  (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender;

                  (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder;

                  (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or affiliates;

                  (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and

                  (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct.

The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         11.2. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telefacsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with
Section 12.1 hereof. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         11.3. Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or a Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 11.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

         11.4. Rights as Lender. With respect to its Revolving Credit Commitment and the Loans made by it, Bank United (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Bank United (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or affiliates as if it were not acting as Agent, and Bank United (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         11.5. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 8.13 or Section 12.9 hereof, but without limiting the obligations of the Borrower under such Section) ratably in accordance with their respective Revolving Credit Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Loan Document (including any of the foregoing arising from the negligence of the Agent); provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under Section 12.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements contained in this Section 11.5 shall survive payment in full of the Loans and all other amounts payable under this Agreement.

         11.6. Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

         11.7. Resignation of Agent. The Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         11.8. Sharing of Payments, etc. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Obligations (other than pursuant to Article V) which results in its receiving more than its pro rata share of the aggregate payments with respect to all of the Obligations (other than any payment expressly provided hereunder to be distributed on other than a pro rata basis and payments pursuant to Article V), then (a) such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in their Obligations so that the amount of the Obligations held by each of the Lenders shall be pro rata and (b) such other adjustments shall be made from time to time as shall be equitable to insure that the Lenders share such payments pro rata; provided, however, that for purposes of this Section 11.8 the term "pro rata" shall be determined with respect to the Revolving Credit Commitment of each Lender and to the Total Revolving Credit Commitment after subtraction in each case of amounts, if any, by which any such Lender has not funded its share of the outstanding Loans and Obligations. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this Section 11.8 shall be rescinded to the extent of such recovery, without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that each Lender so purchasing a portion of the other Lenders' Obligations may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                                   ARTICLE XII

                                  Miscellaneous

         12.1. Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note, and its Revolving Credit Commitment); provided, however, that

                  (i) each such assignment shall be to an Eligible Assignee;

                  (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

                  (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Note; and

                  (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit B hereto, together with any Note subject to such assignment and (except in the case of assignments that increase the Maximum Available Amount) a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrowers and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 5.7.

         (b) The Agent shall maintain at its address referred to in Section 12.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee (if required), the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

         (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment or its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article V and the right of set-off contained in Section 12.3, and (iv) the Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Revolving Credit Commitment).

         (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         (f) Any Lender may furnish any information concerning any Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

         (g) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Agent, the Lenders, or any of them. The Borrower may not assign or otherwise transfer to any other Person any right, power, benefit, or privilege (or any interest therein) conferred hereunder or under any of the other Loan Documents, or delegate (by assumption or otherwise) to any other Person any duty, obligation, or liability arising hereunder or under any of the other Loan Documents, and any such purported assignment, delegation or other transfer shall be void.

         12.2. Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of transmission to such party, in the case of notice by telegram, telefacsimile or telex (where the proper transmission of such notice is either acknowledged by the recipient or electronically confirmed by the transmitting device), or (iii) on the fifth Business Day after the day on which mailed to such party, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address, telex number or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

                  (a)      if to the Borrowers, or any of them:

                           Health Care REIT, Inc.
                           One SeaGate, Suite 1500
                           P.O. Box 1475
                           Toledo, Ohio 43603
                           Attn:               Erin Ibele
                           Telephone:          (419) 247-2800
                           Telefacsimile:      (419) 247-2826

                           with a copy to:

                           Shumaker, Loop & Kendrick
                           North Courthouse Square
                           1000 Jackson Street
                           Toledo, Ohio 43624
                           Attn:               Mary Ellen Pisanelli
                           Telephone:          (419) 241-9000
                           Telefacsimile:      (419) 241-6894

                  (b)      if to the Agent:

                           Bank United
                           3200 Southwest Freeway, Suite 2900
                           Houston, Texas 77027
                           Attention:       Director - Health Care Lending
                           Telephone:       (713) 543-6500
                           Telefacsimile:   (713) 543-7745

                           with a copy to:

                           Bank United
                           3200 Southwest Freeway, Suite 2600
                           Houston, Texas 77027
                           Attention:       General Counsel

                           Telephone:       (713) 543-6500
                           Telefacsimile:   (713) 543-6469

                  (c)      if to the Lenders:

                           At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance.

         12.3. Right of Set-off; Adjustments. (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify such Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 12.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

         (b) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrowers agrees that any Lender so purchasing a participation from a Lender pursuant to this Section 12.3 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrower in the amount of such participation.

         12.4. Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any LIBOR Rate Loan hereunder or any Borrower has continuing obligations hereunder unless otherwise provided herein.

         12.5. Expenses. The Borrowers agree to pay on demand all reasonable costs and expenses of the Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. The Borrowers further agree to pay on demand all reasonable costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

         12.6. Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers (or, as to Loan Documents other than the Credit Agreement, the Credit Party party to such Loan Document) and the Required Lenders, or the Agent on behalf of the Required Lenders (and, if Article XI or the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase the Revolving Credit Commitment of the Lenders, (ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Revolving Credit Commitment, or (iv) change the percentage of the Revolving Credit Commitment or of the unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this
Section 12.6 or any other provision of this Agreement or (v) release all or substantially all of the Collateral.

         No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

         12.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

         12.8. Termination. The termination of this Agreement shall not affect any rights of the Borrowers, the Lenders or the Agent or any obligation of the Borrowers, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Borrowers have furnished the Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrowers shall be liable to, and shall indemnify and hold the Agent or such Lender harmless for, the amount of such payment surrendered until the Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         12.9. INDEMNIFICATION; LIMITATION OF LIABILITY. (A) THE BORROWERS, INDIVIDUALLY AND COLLECTIVELY, AGREE TO INDEMNIFY AND HOLD HARMLESS THE AGENT AND EACH LENDER AND EACH OF THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS, ANY PROJECT, ANY OPERATOR, ANY PROJECT DOCUMENT OR ANY OTHER DOCUMENT OR OCCURRENCE RELATING TO ANY PROJECT OR TO THE BUSINESS OF ANY BORROWER (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 12.9 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY THE BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. EACH BORROWER AGREES THAT NO INDEMNIFIED PARTY SHALL HAVE ANY LIABILITY (WHETHER DIRECT OR INDIRECT, IN CONTRACT OR TORT OR OTHERWISE) TO IT, ANY OF ITS SUBSIDIARIES, OR ANY SECURITY HOLDERS OR CREDITORS THEREOF ARISING OUT OF, RELATED TO OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREIN, EXCEPT TO THE EXTENT THAT SUCH LIABILITY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE DIRECTLY RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. EACH BORROWER AGREES NOT TO ASSERT ANY CLAIM AGAINST THE AGENT, ANY LENDER, ANY OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS, AND ADVISERS, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS.

         (B) WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER AGREEMENT OF THE BORROWER HEREUNDER, THE AGREEMENTS AND OBLIGATIONS OF THE BORROWER CONTAINED IN THIS SECTION 12.9 SHALL SURVIVE THE PAYMENT IN

FULL OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE UNDER THIS AGREEMENT.

         12.10. Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

         12.11. ENTIRE AGREEMENT. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, CONSTITUTES THE ENTIRE AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PREVIOUS PROPOSALS, NEGOTIATIONS, REPRESENTATIONS, LIBOR RATE LOANS AND OTHER COMMUNICATIONS BETWEEN OR AMONG THE PARTIES, BOTH ORAL AND WRITTEN, WITH RESPECT THERETO.

         12.12. Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

         12.13. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrowers shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrowers to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrowers. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         12.14. Payments. All principal, interest, and other amounts to be paid by the Borrowers under this Agreement and the other Loan Documents shall be paid to the Agent at the Principal Office in Dollars and in immediately available funds, without setoff, deduction or counterclaim. Subject to the definition of "Interest Period" herein, whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest and fees, as applicable, and as the case may be.

         12.15. GOVERNING LAW; WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE SECURITY INSTRUMENTS WHICH EXPRESSLY PROVIDE THAT THEY SHALL BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

                  (b) THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY AGREE AND CONSENT THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF HARRIS, STATE OF TEXAS, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (c) THE BORROWERS AGREE THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 12.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF TEXAS.

                  (d) NOTHING CONTAINED IN SUBSECTIONS (a) OR (b) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE ANY BORROWER OR ANY BORROWER'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

                  (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWERS, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH

         PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

                         [Signatures on following pages]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                           HEALTH CARE REIT, INC.
WITNESS:

                           By:
                              --------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------


                           PENNSYLVANIA BCC PROPERTIES, INC.
WITNESS:

                           By:
                              --------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------


                           HCN BCC HOLDINGS, INC.
WITNESS:

                           By:
                              --------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------


                           HCRI TEXAS PROPERTIES, LTD., a limited partnership, by its general partner:

                                    HEALTH CARE REIT, INC.
WITNESS:

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                CREDIT AGREEMENT
                              SIGNATURE PAGE 1 OF 3

                             BANK UNITED
                             as Agent for the Lenders


                             By:
                                ------------------------------------------------
                             Name:
                                  ----------------------------------------------
                             Title:
                                   ---------------------------------------------


                                CREDIT AGREEMENT
                              SIGNATURE PAGE 2 OF 3

                              BANK UNITED



                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------


                              Lending Office for Prime Rate Loans:
                                       Bank United
                                       3200 Southwest Freeway
                                       Houston TX 77027-7528
                                       Attention:        Kathy Jones
                                       Telephone:        (713) 543-6118
                                       Telefacsimile:    (713) 543-2037

                              Wire Transfer Instructions:
                                       Bank United
                                       ABA# 31 307 1904
                                       Account No.: 8003198382
                                       Reference:        Health Care REIT, Inc.
                                                         Loan number ________
                                       Attention:        CML Loan Servicing


                              Lending Office for LIBOR Rate Loans:
                                       Bank United
                                       3200 Southwest Freeway
                                       Houston TX 77027-7528
                                       Attention:        Kathy Jones
                                       Telephone:        (713) 543-6118
                                       Telefacsimile:    (713) 543-2037

                              Wire Transfer Instructions:
                                       Bank United
                                       ABA# 31 307 1904
                                       Account No.: 8003198382
                                       Reference:        Health Care REIT, Inc.
                                                         Loan number ________
                                       Attention:        CML Loan Servicing


                                CREDIT AGREEMENT
                              SIGNATURE PAGE 3 OF 3